As filed with the Securities and Exchange Commission on June 11, 1998
                                                      Registration No. 333-37879
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549
                               ----------------

                                Amendment No. 4

                                       to
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               ----------------
                         CAPITAL GROWTH HOLDINGS, LTD.
            (Exact Name of Registrant as Specified in Its Charter)
                               ----------------

  Delaware                                        6211                       06-1489574
  (State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
  Incorporation or Organization)       Classification Code Number)     Identification Number)

                               660 Steamboat Road
                          Greenwich, Connecticut 06830
                                (203) 861-7750
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                Ronald B. Koenig
                      Chairman of the Board of Directors,
                     President and Chief Executive Officer
                         Capital Growth Holdings, Ltd.
                              660 Steamboat Road
                          Greenwich, Connecticut 06830
                                (203) 861-7750
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)

                                with a copy to:

                             Rubi Finkelstein, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                                666 Fifth Avenue
                           New York, New York 10103
                                (212) 506-5000
                               ----------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                         CAPITAL GROWTH HOLDINGS, LTD.

             Coss-Reference Sheet Showing Location in Prospectus of Information Required by Items in Part I of Form SB-2

                Registration Statement Item Number and Caption                Caption or Location in Prospectus
          ---------------------------------------------------------   -------------------------------------------------
    1.    Front of Registration Statement Outside Front Cover
          of Prospectus ...........................................   Cover Page
    2.    Inside Front Cover and Outside Back Cover Pages
          of Prospectus ...........................................   Inside Front and Outside Back; Back Cover Pages
    3.    Summary Information and Risk Factors ....................   Prospectus Summary; Risk Factors
    4.    Use of Proceeds .........................................   Use of Proceeds
    5.    Determination of Offering Price .........................   Not Applicable
    6.    Dilution ................................................   Not Applicable
    7.    Selling Security Holders ................................   Selling Securityholders
    8.    Plan of Distribution ....................................   Plan of Distribution
    9.    Legal Proceedings .......................................   Business-Legal Proceedings
   10.    Directors, Executive Officers, Promoters and
          Control Persons .........................................   Management
   11.    Security Ownership of Certain Beneficial Owners
          and Management ..........................................   Principal Stockholders
   12.    Description of Securities ...............................   Description of Securities
   13.    Interest of Named Experts and Counsel ...................   Experts; Legal Matters
   14.    Disclosure of Commission Position on
          Indemnification for Securities Act Liabilities ..........   Management--Indemnification
   15.    Organization Within Last Five Years .....................   Not Applicable
   16.    Description of Business .................................   Business
   17.    Management's Discussion and Analysis or Plan of
          Operation ...............................................   Management's Discussion and Analysis and Results
                                                                      of Operations
   18.    Description of Property .................................   Business--Facilities
   19.    Certain Relationships and Related Transactions ..........   Certain Transactions
   20.    Market for Common Equity and Related
          Stockholder Matters .....................................   Risk Factors; Market for Common Equity; Dividend
                                                                      Policy; Principal Stockholders
   21.    Executive Compensation ..................................   Management
   22.    Financial Statements ....................................   Financial Statements
   23.    Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure .....................   Business--Changes in and Disagreements with
                                                                      Accountants on Accounting and Financial
                                                                      Disclosure

PROSPECTUS
                                4,720,980 Shares

                         CAPITAL GROWTH HOLDINGS, LTD.
                                  Common Stock

                           ------------------------

     This Prospectus relates to the offer and sale from time to time by certain security holders (collectively, the "Selling Securityholders") of Capital Growth Holdings, Ltd., a Delaware corporation (the "Company"), of 4,720,980 shares (the "Shares") of common stock, $.001 par value per share ("Common Stock"), including 1,637,484 Shares issuable upon exercise of redeemable common stock purchase warrants (the "Warrants"), of the Company.

     The Company will not receive any proceeds from this offering; however, the maximum gross proceeds payable to the Company from the exercise of all of the outstanding Warrants would be $6,549,936.


     There is currently only a limited trading market for the Common Stock. The Common Stock is quoted on the OTC Bulletin Board under the symbol "CGHL". On June 8, 1998, the last reported bid price of the Common Stock was $0.375 per share. See "Market for Common Equity."


     The Company is unaware of any specific plan of distribution of the Selling Securityholders with respect to the Shares. The Company believes, however, that the Shares will be sold from time to time on the OTC Bulletin Board by such Selling Securityholders or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through brokers or agents in one or more transactions at varying prices determined at the time of sale. The aggregate net proceeds to the Selling Securityholders from the sale of the Shares pursuant to this Prospectus will be the sale price of such Shares less any commissions. The Company has agreed to pay all of the expenses in connection with the preparation of this Prospectus and the related Registration Statement and the qualification of the Shares under applicable state securities laws. See "Plan of Distribution."

     This offering is being made without using the services of an underwriter. Neither International Capital Growth, Ltd. ("ICG"), a wholly-owned subsidiary of the Company, nor Capital Growth International LLC ("CGI"), an affiliate of the Company, each a registered broker-dealer with the Securities and Exchange Commission (the "SEC") and a member of the National Association of Security Dealers, Inc. (the "NASD"), will participate in the distribution of this offering in any capacity. The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any commission received by such broker-dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

                           ------------------------

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE
                               THESE SECURITIES.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                           ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
 SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           ------------------------

                The date of this Prospectus is          , 1998.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information and financial statements and related notes appearing elsewhere in this Prospectus. Unless the context requires otherwise, all information in this Prospectus gives retroactive effect to the reverse acquisition by the Company in March 1997 of International Capital Growth, Ltd. ("ICG"), a Delaware corporation and wholly-owned subsidiary of the Company. For accounting purposes, ICG is considered the acquirer of the Company. See "The Company."

     Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  The Company

     Capital Growth Holdings, Ltd. ("CGH" or the "Company") is a financial services firm concentrating in investment and merchant banking in the United States and Europe. The Company, through its investment banking subsidiary, ICG, provides growth companies with access to capital on an agency or principal basis by using creative financing approaches and tools.


     ICG commenced limited operations in October, 1996 and through December, 1996 was in the development stage. Accordingly, the Company has limited operating history upon which an evaluation of the Company's performance and prospects can be made. ICG's business focus is to act as placement agent in connection with the international private placement of securities of its client companies through a world-wide network of sub-placement agents ("Sub-Placement Agents"). In addition, Capital Growth (Europe) Limited ("CGE"), a London based financial services firm, is anticipated to continue acting as a sub-placement agent for ICG in Europe and sourcing European investment banking transactions. CGE was 50% owned by ICG until May 19, 1988, at which time ICG sold its interest therein to its former partner, John Booth, a former director of the Company.

     The Company also conducts merchant banking activities through ICG. In the course of its business activities, ICG encounters investment opportunities that are more appropriate for a direct principal investment due to the nature, size or timing of a subject company's capital requirements. ICG has made direct investments in, and anticipates to continue making direct investments in, such opportunities.


     The Board of Directors has decided not to expand the Company's operations into the retail brokerage business. This decision was based on the Board of Directors' belief that the current market level for equities in the U.S., the increasing level of competition in the brokerage industry from Internet based brokerage services and brokerage firms offering unlimited trading for a fixed annual fee and the high volatility in the Microcap sector present significant barriers to entry into the securities brokerage business for the Company. Accordingly, the Company will concentrate on its core businesses, investment and merchant banking.


     The Company has historically generated revenues primarily from ICG's activities as a placement agent in private financings and as a consultant. The Company's net loss for the fiscal year ended December 31, 1997 and for the quarter ended March 31, 1998 of approximately $1.0 million and approximately $310,000, respectively, resulted primarily from insufficient placement fees to cover general and administrative expenses and, for the fiscal year ended December 31, 1997, was also due to a decline in the value of its portfolio of securities. This decline was predominantly the result of the decline in the carrying value of the Company's common stock of First American Railways, Inc., from an average cost of $1.06 per share to a $0.50 per share bid price at December 31, 1997, approximately a 53% decline. As of March 31, 1998, the per share bid price of such common stock was $0.50. As of June 8, 1998, the per share bid price of such common stock was $0.25. As of December 31, 1997 and March 31, 1998, the Company had an accumulated deficit of approximately $2.5 million and approximately $3.0 million, respectively.

     The Company has taken significant steps to reduce its expenses for the fiscal year 1998 such as eliminating salaried personnel and reducing salaries paid to the Company's management ("Management"). Over the last six months, the Company has eliminated three full-time employees, thereby reducing the Company's anticipated fiscal year 1998 payroll expenses by $169,583, a 16% reduction. The Company has also reduced the annual base salaries of Management resulting in an additional $100,000 (10%) anticipated reduction in the Company's annual payroll expenses for fiscal year 1998. In addition, in September 1998, the Company anticipates consolidating its Greenwich,

Connecticut office into its West Palm Beach, Florida office in an effort to further reduce overhead and increase efficiency.


     The Company believes its current resources will permit the Company to continue operations through at least May, 1999. To continue operations beyond such period, the Company must generate placement income, sell a portion of its portfolio securities and/or raise additional funds through the sale of its equity securities. The Company is currently exploring each of these alternatives. There can be no assurance, however, that the Company will be able to successfully implement any of such alternatives to a degree that will satisfy its liquidity needs for a significant period of time beyond May, 1999. The Company currently has no outside commitments for additional sources of liquidity.


     The Company's executive offices are located at 660 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is (203) 861-7750.

                                   The Offering

Maximum Common Stock Offered by
 the Selling Securityholders
 Assuming Exercise of All
 Warrants (1) ...............................   4,720,980 Shares

Maximum Common Stock
 Outstanding After the Offering,
 Assuming Exercise of All
 Warrants (1)(2) ............................   5,020,980 Shares

Total Capital Stock Outstanding (3) .........   19,814,496 Shares

OTC Bulletin Board
 Trading Symbol .............................   CGHL

Use of Proceeds .............................   The Company will not receive any proceeds from the sale of the Shares by the Selling Securityholders. Any proceeds received by the Company, from time to time, upon exercise of the Warrants will be used for working capital and general corporate purposes. See "Use of Proceeds."

Plan of Distribution ........................   The Company is unaware of any specific plan of distribution of the
                                                Selling Securityholders with respect to the Shares, but believes that the
                                                Shares will be sold at prevailing market prices on the OTC Bulletin
                                                Board, without payment of any underwriting commissions or discounts other than ordinary transaction costs. The aggregate net proceeds to the
                                                Selling Securityholders from the sale of the Shares pursuant to this
                                                Prospectus will be the sale price of such Shares less transaction costs. The
                                                Company is paying all of the expenses in connection with the preparation of this Prospectus and the related Registration Statement. See "Plan of
                                                Distribution."

Risk Factors ................................   The securities offered hereby involve a substantial degree of risk and should not be purchased by anyone who cannot afford the loss of their entire investment. See "Risk Factors."

----------------
(1) Includes 1,637,484 shares of Common Stock issuable upon exercise of the Warrants.

(2) Includes an additional 300,000 shares of Common Stock currently outstanding.

(3) Consists of (i) 3,383,496 shares of Common Stock (including 3,083,496 shares of Common Stock being offered hereby and an additional 300,000 shares of Common Stock) and (ii) 16,431,000 shares of Class B common stock, par value $.001 per share ("Class B Common Stock"), each of which classes of capital stock vote together as one class. Does not include (i) 1,637,484 shares of Common Stock issuable upon exercise of the Warrants,
    (ii) 52,083 shares of Class B Common Stock issuable upon exercise of redeemable Class B Common Stock purchase warrants issued to a former consultant to the Company (the "Consulting Warrants"), (iii) 535,000 shares of Class B Common Stock reserved for issuance upon exercise of options granted under the Company's 1997 Stock Option Plan (the "Stock Option Plan") or (iv) 965,000 shares of Class B Common Stock reserved for issuance upon exercise of options available for future grant under the Stock Option Plan. See "Description of Securities" and "Management--1997 Stock Option Plan."

                            Selected Financial Data

     Set forth below are selected financial data of the Company for each of the periods indicated. The selected financial data for the year ended December 31, 1997 and for the period from February 26, 1996 (inception) through December 31, 1996 has been derived from the historical financial statements of the Company included elsewhere in this Registration Statement. The financial data for the three months ended March 31, 1998 and 1997 were derived from the unaudited financial statements of the Company. All of the information set forth below should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information of the Company included in this Prospectus.



                                                                                                       For the period from
                                                    For the Three Months Ended                          February 26, 1996
                                                   -----------------------------       Year Ended      (inception) through
                                                     March 31,       March 31,        December 31,        December 31,
                                                        1998            1997              1997                1996
Statement of Operations Data:                     ------------      ------------      ------------        ------------
Revenues:
 Consulting fees ............................          $51,750          $274,749          $359,914                  $0
 Private placement fees .....................          427,074                 0         3,383,137                   0
 Net realized and unrealized gain (loss)
  on marketable and not readily
  marketable securities .....................         (200,319)        1,212,474          (448,971)                  0
 Gain on debt settlement ....................                0            39,804            39,804                   0
 Interest income ............................            6,241            28,480            94,170              22,033
                                                    ----------        ----------       -----------          ----------
Total revenue ...............................         $284,746        $1,555,507        $3,428,054             $22,033
                                                    ----------        ----------       -----------          ==========
Operating expenses:
 Commission .................................                0            25,000           859,844                   0
 General and administrative .................          574,833           660,260         3,448,980             740,649
 Equity in loss of unconsolidated
  affiliate .................................                0            86,115            86,115                   0
 Write-down of advances to
  unconsolidated affiliate ..................           20,000                 0            35,000                   0
                                                    ----------        ----------       -----------          ----------
Total operating expenses ....................          594,833           771,375         4,429,939             740,649
                                                    ----------        ----------       -----------          ==========
Net income (loss) before taxes ..............        ($310,087)         $784,132       ($1,001,885)          ($718,616)
Provision for taxes .........................                0           200,000                 0                   0
                                                    ----------        ----------       -----------          ----------
Net income (loss) ...........................        ($310,087)         $584,132       ($1,001,885)          ($718,616)
Less cumulative preferred dividend ..........                             (9,131)          (29,624)             (8,530)

Net income (loss) attributable to common            ----------        ----------       -----------          ----------
 stockholders ...............................        ($310,087)         $575,001       ($1,031,509)          ($727,146)
                                                    ==========        ==========       ===========          ==========
Basic (loss) income per share ...............           ($0.02)            $0.04            ($0.07)             ($0.06)
                                                    ==========        ==========       ===========          ==========
Diluted (loss) income per common share ......           ($0.02)            $0.03            ($0.07)             ($0.06)
                                                    ==========        ==========       ===========          ==========
Weighted average common shares
 outstanding--basic income per share ........       19,814,496        14,018,824        15,655,000          11,613,000
Effect of potential common shares ...........                0         5,714,297                 0                   0
                                                    ----------        ----------       -----------          ----------
Weighted average common shares
 outstanding--diluted income per share ......       19,814,496        19,733,121        15,655,000          11,613,000
                                                    ==========        ==========       ===========          ==========



                                                                                       March 31,           December 31,
                                                                                          1998                 1997
                                                                                     -------------        -------------
Balance Sheet Data:
Total Assets ...................................................................       $2,442,284           $3,001,183
Total Liabilities ..............................................................         $425,832             $482,608
Long-Term Debt .................................................................               $0                   $0
Stockholders' Equity ...........................................................       $2,016,452           $2,518,575

                                 RISK FACTORS


     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PRIOR TO MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS SHOULD CAREFULLY READ THIS OFFERING DOCUMENT AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE RISK FACTORS LISTED BELOW.


Need for Additional Funds

     The Company anticipates that its current cash resources will enable the Company to continue its operations through at least May, 1999. Continued operations thereafter will require additional funds from the sale of certain portfolio securities, revenues from operations, sale of the Company's equity securities or otherwise. The Company currently has no outside commitments for additional sources of liquidity. There can be no assurance that the Company will be able to generate revenues or raise additional funds on terms that are favorable to the Company, if at all, or that such revenues and/or funds would be sufficient to satisfy its liquidity needs for a significant period of time beyond such period.


Losses from Portfolio Investments

     In the fourth quarter of 1997, the market price of certain of the Company investments in equity securities declined significantly. The securities with a carrying value of approximately $2,900,000 at September 30, 1997 declined to approximately $850,000 at December 31, 1997. This was predominantly the result of the decline in the per share bid price of the Company's largest portfolio position, common stock of First American Railways, Inc., from an average cost of $1.06 per share to a $0.50 per share bid price at December 31, 1997, approximately a 53% decline. As of March 31, 1998, the per share bid price of such common stock was $0.50. As of June 8, 1998, the per share bid price of such common stock was $0.25. There can be no assurance that the value of the Company's portfolio of securities will not continue to decline, thereby further inhibiting the Company's ability to rely on the sale of such securities for liquidity. The Company's portfolio is limited to the securities of six companies which results in increased market risk. The six companies in order of greatest value to the Company are: (1) Worlds, Inc.; (2) First American Railways, Inc.; (3) Magicworks Entertainment Incorporated; (4) Capital Media Group Limited; (5) Long Distance Direct Holdings, Inc. and (6) World Cigars Inc. All these companies are publicly traded with the exception of World Cigars Inc.



Risky Nature of the Company's Business

     The Company's business is concentrated in investment banking and the securities industry. As a result, the Company's business is affected by many factors of a national and international nature, including economic and political conditions, broad trends in business and finance, legislation and regulation affecting the national and international business and financial communities, currency values, market conditions and the level and volatility of interest rates. These and other factors may contribute to reduced levels of new issue or merger, acquisition, restructuring and leveraged capital activities, or the level of participation in financing and investment transactions related to such activities, generally resulting in lower revenues for businesses, such as the Company's, concentrating in investment and merchant banking. Profitability may be adversely affected because rent and other fixed costs remain relatively unchanged.

     Further, substantial fluctuations in the volume of securities transactions and the price levels of securities can occur on a daily basis as well as over longer periods. Reduced volume of securities, foreign exchange, futures and commodities transactions, reduced market liquidity and reduced prices generally result in lower revenues for businesses, such as the Company's, concentrating in investment and merchant banking, and principal transactions. Lower price levels of securities may result in reduced volume of transactions, and may also result in losses from declines in the market value of securities held in trading, and investment positions. Sudden sharp declines in market values of securities can result in illiquid markets. Such markets, if prolonged, may lower the Company's revenues from its investment and merchant banking operations.


Lack of Operating History; Developing Company

     The Company's predecessor, ICG, was founded in February, 1996 and commenced limited operations in October, 1996. Through December, 1996, ICG was in the development stage. The Company has little operating history upon which an evaluation of the Company's performance and prospects can be made. As of December 31,

1997 and March 31, 1998, the Company had an accumulated deficit of approximately $2.5 million and approximately $3.0 million and net loss of approximately $1 million and approximately $310,000 for the year and quarter then ended, respectively.


     The Company faces the type of risks frequently encountered by developing companies. These risks include the potential inability to compete with more established firms, retain and maintain key personnel, create an efficient internal operational structure and produce reliable business projections, as well as uncertainty as to which areas to target for growth and expansion and as to the source of funding for operations and expansion. See "--Competition and Developments Affecting the Structure of the Securities Industry" and "--Dependence on Key Personnel; Absence of Non-Competition Agreements."


Control by Management

     The Company's founders (including most of the Company's officers and directors, among others (collectively, the "Control Group")), own 52.60% of the issued and outstanding shares of voting securities of the Company. The Control Group will continue to control the Company for an indefinite period of time. Further, the Control Group and their affiliates may purchase shares in the open market, which purchases would facilitate the maintenance of the Control Group's level of control over the Company. Such level of control enables the Control Group to control the election of directors of the Company and the outcome of matters submitted to a vote of the Company's stockholders, including a potential merger or acquisition of the Company or sale of substantially all of the Company's assets.



Temporary Partial Loss of Services of Key Employee

     Alan L. Jacobs, Executive Vice President of the Company and ICG and the Senior Managing Director of ICG, has taken a temporary leave of absence from his full-time responsibilities with the Company and ICG. Mr. Jacobs continues in such capacities on a part-time basis, spending approximately 10% of his business time on such responsibilities, including new business development. Mr. Jacobs also continues to serve the Company as a director. Mr. Jacobs has become a senior advisor to First American Railways, Inc., a client of ICG, and is anticipated to re-join the Company in three to six months. Until Mr. Jacobs' return to the Company on a full-time basis, the limited amount of time Mr. Jacobs is able to devote to the Company could materially adversely affect ICG's ability to generate new business and thereby materially adversely affect the financial condition of the Company.


Competition and Developments Affecting the Structure of the Securities Industry

     All aspects of the Company's business are highly competitive. The Company expects to compete in domestic and international markets with numerous financial services companies for potential financing transactions and investment capital.

     Because the securities industry is highly capital-intensive, the Company is continuously exploring opportunities to raise additional capital. The ability of a company to expand its business is closely related to its capital structure and its ability to raise additional capital. Large brokerage firms and brokerage subsidiaries of large corporations have greater capital, financial and other resources than the Company. They may also have the ability to raise substantially more capital than the Company can raise on terms more favorable than those available to the Company. In addition, several small and specialized securities firms have been successful in raising significant amounts of capital for their merger and acquisition activities, merchant banking investment vehicles and for their own accounts, thereby further intensifying the level of competition in the industry in which the Company is and plans to operate.

     As a result of legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on the businesses in which commercial banks can operate, the Company also competes with large commercial banking institutions, certain of which are in the process of enlarging the scope of their investment banking activities. Commercial banking organizations, in general, are expanding their securities and investment advisory activities, as well as other activities related to the provision of financial services. These developments may continue to lead to the creation of integrated financial services firms that are able to compete more effectively than the Company in certain of its businesses. Furthermore, competition with well-capitalized foreign firms is intense in international capital markets and is increasing in domestic markets. To the extent that the Company can compete for investment opportunities it may only be able to do so on less favorable terms than those obtained by larger, more established firms.

Speculative Nature of Investments in Certain Companies

     The Company, through its present and future subsidiaries, anticipates offering to its investing clients securities of, or investing directly in, private and public companies with capitalization of less than $250 million--so-called micro cap companies. Investments in these companies would be speculative and involve a high degree of risk. As a result, the Company may experience difficulty in raising capital on behalf of, or incur losses when making a principal investment in, such companies.

     Some of these companies may be in the early stages of development with little or no operating history, while others may be more seasoned companies that operate at losses or which experience substantial fluctuations in operating results. Such companies may need substantial capital to support expansion or to achieve or maintain a competitive position. They may face intense competition, including competition from companies with greater financial resources, more extensive research and development, manufacturing, marketing and service capabilities, and a larger number of qualified managerial and technical personnel. They may also have insufficient cash flow to service their debt obligations, including bridge financings which may be arranged by the Company.

     Moreover, ICG may take positions in, or offer to its investing clients securities of, companies in rapidly changing high-technology fields or regulated industries. Such companies face additional risks of product obsolescence and rapidly changing regulatory environments which could adversely affect such companies' prospects. As a result, no assurance can be given that investments arranged by the Company will not result in substantial or complete losses to the Company or its investing clients of their entire investment in such companies. See "--Investment Banking Dependence on Past Performance and Certain State Clearances" and "--Risk of Significant Losses from Merchant Banking Activities."


Investment Banking Dependence on Past Performance and Certain State Clearances

     The Company, through ICG, acts as placement agent in private placements of its company clients' securities. The Company's ability to raise capital on behalf of such companies may be adversely affected by the risky nature of such investments. The Company's ability to raise such capital may also be adversely affected by the poor financial performance from time to time of companies for which the Company had previously raised capital. Further, the ability of the Company to offer securities of certain client companies in certain states may be limited by certain state securities commissions and ICG's ability to qualify to conduct business therein. See "--Dependence on Clearance from Certain State Securities Commissions."


Potential Securities Law Liability

     Under applicable securities laws and court decisions relating to a placement agent's and an underwriter's liability and limitations on indemnification by an issuer, an investment bank acting in either such capacity may be exposed to substantial securities liability for misstatements and omissions of material facts in offering documents and other communications with respect to securities offerings.


Risk of Significant Losses from Merchant Banking Activities

     The Company has, and anticipates to continue, through ICG or a separate subsidiary, making direct investments in private and public companies with capitalization of less than $250 million--so called micro cap companies. Some of these companies may be in the early stages of development with little or no operating history, while others may be more seasoned companies that operate at losses or which experience substantial fluctuations in operating results. In either case, investments in these companies would be speculative and would involve a high degree of risk. See "Speculative Nature of Investments in Certain Companies."

     In certain cases, such a direct investment may be structured as a small short-term debt financing that is intended to be re-paid from the proceeds of a subsequent, larger financing. With such an investment, the Company runs the risk that the client company may not have the resources to pay principal and/or interest on such loan in the event of failure to consummate a proposed offering of securities or inability to obtain subsequent financing. Additionally, such investments may be unsecured. There can be no assurance that such a direct investment will not result in a substantial or complete loss to the Company.

Dependence on Public Offering Market

     The Company's business is based in part upon the market for public financings, which also affects the market for private financings. Changes in the securities markets and general economic conditions, including economic downturns, fluctuations in interest rates, the availability of credit, inflation and other factors, may affect the value of investments of the Company and/or the scope and depth of the investments available to the Company. The market for public offerings is cyclical in nature and, accordingly, there can be no assurance that the securities markets will, at any point in time, be receptive to public offerings, particularly those of growth companies. Any adverse change in the market for public offerings could have a material adverse effect on the Company and could severely limit the Company's ability to realize its business objectives for itself and on behalf of its investing clients. See "--Risky Nature of the Company's Business."


Dependence on Clearance from Certain State Securities Commissions

     ICG cannot conduct revenue producing operations within a state prior to receiving such clearance. Currently, the only states in which ICG may generate commissions are California, Connecticut, Florida and New York. ICG anticipates applying for clearance from certain other state securities commissions, including Illinois, Pennsylvania and New Jersey, to conduct business within such states. There can be no assurance, however, that such clearances will be granted at any time.


Limited Liquidity of Portfolio Investments

     The Company anticipates that a significant portion of the investment opportunities identified by the Company will consist of securities that are subject to restrictions on sale. Restricted securities cannot be sold publicly unless they are registered under the Securities Act, or sold under Rule 144 or other rules under the Securities Act that permit only limited sales under specified conditions. Restricted securities may also be subject to contractual restrictions on transfer with the issuer of such securities. Because it is anticipated that the Company will identify investments in growth companies, the ability of the Company or its clients to sell certain of its securities purchased in private placements may be limited by, and subject to, the lack or limited nature of a trading market for the securities and the volatility of the stock market as a whole. Such limitations could prevent or delay any sale of the client company's securities. Accordingly, the Company and its investing clients may be substantially dependent upon the ability of the company clients to implement a plan which, within a reasonable period of time, would facilitate a trading market for the company client's securities. Restricted securities generally sell at a price lower than similar securities that are not subject to restrictions on sale. When restricted securities are sold to the public, the Company, under certain circumstances, may be deemed to be an "underwriter" or a controlling person with respect thereto for the purposes of the Securities Act, and therefore be subject to liabilities as such under the Securities Act.


Possible Need for Additional Investments in Client Companies

     Following its initial investment for its own portfolio, ICG may make additional debt and equity investments ("Additional Investments") in its client companies in order to increase its investment in a successful client company, to exercise warrants, options, or convertible securities obtained in the original financing, to preserve ICG's proportionate ownership when a subsequent financing is planned or to protect ICG's initial investment when such client company's performance does not meet expectations. ICG will have the discretion to make an Additional Investment, if any, as it determines subject to the availability of capital resources. In certain circumstances a client company may be unable to secure additional financing through sources other than through ICG under favorable terms, if at all. The failure by ICG to arrange for such Additional Investments may, in certain circumstances, jeopardize the continued viability of a client company and ICG's initial investment. If such financing is not obtained, a client company may be forced to alter its business plan, cease its operations, liquidate its assets and/or seek protection from bankruptcy laws due, for example, to the client company's lack of capital for planned expansion of operations or its inability to meet its financial obligations. The necessity of making Additional Investments may limit the number of companies in which ICG has the ability to invest. There can be no assurance that ICG will have sufficient funds to make necessary Additional Investments or that, following an Additional Investment, ICG will not lose the entire amount of its initial and Additional Investment. ICG has no established criteria in deciding whether to make an Additional Investment except that ICG's management will exercise its business judgment and apply levels of evaluation similar to that which it applies in connection with initial investments.

Compliance with Federal, State and Foreign Regulation

     The Company's businesses, and the securities industry in general, is subject to extensive regulation in the United States at both the federal and state level. As a matter of public policy, various regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets. These bodies are charged with protecting the interests of customers participating in those markets, not with protecting the interests of the Company's stockholders. In addition, self-regulatory organizations and other regulatory bodies in the United States such as the NASD, require strict compliance with their rules and regulations. Failure to comply with any of these laws, rules or regulations could result in fines, suspension or expulsion, which could have a material adverse effect upon the Company. Additional legislation or regulation, changes in existing laws and rules, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of the Company.


     Abroad, the Company's anticipated business is subject to regulation by various foreign governments and regulatory bodies. Any new regulation or change in existing regulation by such governments and bodies, including but not limited to the imposition of exchange controls, could restrict the participation of or increase the cost of participation by United States securities firms, including the Company, in the relevant foreign market. Failure to comply with any of these laws, rules or regulations could result in fines, suspensions or expulsion, which could have an adverse effect upon the Company.



Investment Company Act Considerations

     The regulatory scope of the Investment Company Act of 1940, as amended ("Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company that does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its principal activities will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure, compliance with certain burdensome reporting, record-keeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, could have a material adverse effect on the Company.


Net Capital Requirements

     The Securities and Exchange Commission, the Department of the Treasury and various other securities and commodities exchanges and other regulatory bodies in the United States and abroad either have or are considering the imposition of rules with respect to net capital requirements which could affect the Company or its subsidiaries. A change in such rules, or the imposition of new rules, affecting the scope, coverage, calculation or amount of such net capital requirements, or a significant operating loss or any unusually large charge against net capital could adversely affect the ability of the Company to pay dividends or to expand or even maintain levels of business.



Dependence on Key Personnel; Absence of Non-Competition Agreements

     The Company's success will depend upon the services of its executives and certain key personnel, including Ronald B. Koenig, its Chairman of the Board of Directors, President, and Chief Executive Officer, Alan L. Jacobs, its Executive Vice President, and Stanley Hollander, its Senior Vice President. Competition among financial services firms for executives and other professional personnel is intense and subject to escalating compensation expenses. There can be no assurance that the Company will be successful in attracting and retaining key personnel. The loss of the services of any one or more of such personnel or the inability of the Company to attract such personnel could have a material adverse effect on the Company. The Company does not have employment or non-competition agreements with any officer or director of the Company or any of its subsidiaries. Alan L. Jacobs has taken a temporary leave of absence from his full-time responsibilities with the Company. See "--Temporary Partial Loss of Service of Key Employee." Further, the Company does not maintain key man life insurance on any of its executives or key personnel. There can be no assurance that such officers and directors will remain associated with the Company in any particular capacity or that they will not currently, or in the future, compete, directly or indirectly, with the Company. See "Management."


Conflicts of Interest

     Each of the Company's officers has a full-time position with CGI. None of such officers is currently required to commit any portion of his business time to the affairs of the Company. Such personnel have conflicts of interest in allocating management time among their various business activities. The officers and directors of the Company may be involved in other positions at CGI with activities similar to those to be undertaken by the Company and there can be no assurance that they will offer any suitable prospective business opportunities to the Company. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In general, officers and directors of a corporation are required to present certain business opportunities to such corporation. Accordingly, as result of multiple business affiliations, certain of the Company's officers, directors and stockholders may have similar legal obligations to present certain business opportunities to multiple entities. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company. See "Management" and "Certain Transactions."


Exercise of Warrants Will Have Dilutive Effect

     The Warrants provide, during their respective terms, an opportunity for the holder thereof to profit from a rise in the market price of the Common Stock with resulting dilution in the ownership interest in the Company held by the then present shareholders. Because holders of the Warrants would most likely opt to exercise their securities and receive the underlying Common Stock at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such securities, the terms on which the Company may be able to obtain additional capital would be affected adversely. See "Description of Securities."


Securities Eligible for Future Sale

     All but 288,834 of the Company's 3,383,496 currently outstanding shares of Common Stock are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act. Of such 3,383,496 shares of Common Stock, 3,083,496 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any such shares purchased by "affiliates," which will be subject to certain resale limitations under Rule 144. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding Common Stock, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning the Company. Further, the Company has 16,431,000 shares of Class B Common Stock issued and outstanding, all of which are "restricted securities." Such shares of Class B Common Stock will automatically convert to Common Stock on December 31, 1998, at which time such shares of Common Stock may be sold in compliance with Rule 144. See "Description of Securities."

     Issuances of additional shares of Common Stock may cause current shareholders of the Company to suffer significant dilution which may adversely affect any market for the securities of the Company. See "Dilution."

     Prospective investors should be aware that the possibility of sales may, in the future, depress the price of the Common Stock in any market which may develop and, therefore, the ability of any investor to market shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Common Stock, if a market develops in the Common Stock, which may have a negative effect on the price per share of the Common Stock.

Possible Adverse Effects of Authorization of Preferred Stock

     The Company has 20,000,000 authorized shares of preferred stock, none of which are currently issued and outstanding. The preferred stock may be issued with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock there can be no assurance that the Company will not do so in the future. See "Description of Securities."


Listing on OTC Bulletin Board; Limited Trading Market; "Penny Stock" Regulations May Impose Certain Restrictions

     The Company's Common Stock has been quoted on the OTC Bulletin Board since June 12, 1997. The Common Stock has only a limited trading market. There can be no assurance that a more active trading market will develop or, if developed, that it will be maintained. No prediction can be made as to the effect, if any, that the sale of restricted shares of Common Stock or shares of Common Stock issuable upon conversion of the Class B Common Stock on December 31, 1998 or exercise of the Warrants or the availability of such securities for sale will have on the market price of the Common Stock from time to time, if such a market develops. As a result, an investor might find it difficult to dispose of, or to obtain accurate quotations as to the value of, the Common Stock.

     In addition, as the Common Stock has no active trading market and the trading price of the Common Stock is less than $5.00 per share, trading in the Common Stock is subject to the requirements of Rule 15g-9 promulgated under the Exchange Act. Under such rule, broker-dealers who recommend such low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchase and receive the purchaser's written consent prior to the transaction. The Common Stock is also subject to the Securities Enforcement Remedies and Penny Stock Reform Act of 1990, which requires additional disclosure in connection with any trades involving a stock defined as a penny stock (generally, according to recent regulations adopted by the Commission, any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Such requirements could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market.


Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants

     The Company will be able to issue the Shares issuable upon the exercise of the Warrants only if (i) there is a current Prospectus relating to the securities offered under an effective Registration Statement filed with the Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of such Warrants reside. While this Prospectus relates to a current, effective Registration Statement, there can be no assurance, that the Company will be successful in maintaining a current Registration Statement. After a Registration Statement becomes effective, it may require updating by the filing of post-effective amendments.


Forward-Looking Statements and Associated Risk

     This Prospectus contains certain forward-looking statements which represent the Company's expectation or beliefs, including statements regarding, among other things, (i) the Company's growth strategy or potential, (ii) anticipated trends in the Company's businesses, (iii) the Company's ability to compete with its competitors and (iv) the Company's profitability and projected financial condition. Any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "plan," "believe," "anticipate," "intend," "estimate" or "continue," the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements are based upon Management's beliefs at the time they are made as well as assumptions made by Management based upon information available to it. The current assumptions regarding the Company's operations, performance, development and results of its business include (i) the accuracy of estimates of anticipated increases in the Company's expenses due to implementation of the Company's business plan, (ii) the successful completion of securities offerings anticipated to be consummated through ICG, (iii) the maintenance of market conditions affecting the Company's services and (iv) appropriate regulatory approvals. Forward-looking statements are inherently subject to various risks and uncertainties, including those described above, as well as potential changes in economic or regulatory conditions that are largely beyond the Company's control. Should one or more of these risks materialize or changes occur, or should Management's assumptions prove to be incorrect, the Company's actual results may materially vary from those anticipated or projected.


                                  THE COMPANY

General

     Capital Growth Holdings, Ltd. was incorporated in Colorado on June 15, 1987. The Company, formerly known as Galt Financial Corporation, and previously, Earnco, Inc., was organized to evaluate, structure and complete a merger with, or acquisition of, an operating business.


Acquisition of International Capital Growth, Ltd.

     On March 14, 1997, the Company acquired 100% of the outstanding capital stock of International Capital Growth, Ltd., a Delaware corporation and member of the NASD, in a reverse acquisition consummated through a share exchange transaction (the "Share Exchange"). The Share Exchange was treated as a recapitalization. In connection therewith, ICG's historic capital accounts were retroactively adjusted to reflect the equivalent number of shares issued by CGH in the transaction while ICG's historical deficit accumulated during the development stage is carried forward. The Share Exchange was not subject to the registration requirements of the Securities Act.

     The Share Exchange resulted in a change in control of the Company. Immediately after the Share Exchange, the former shareholders of the Company owned approximately 2%, and the former stockholders of ICG owned approximately 98%, of the outstanding capital stock of the Company.

     Prior to and in connection with the Share Exchange, the Company adopted a stock option plan, amended its charter to, among other things, change its name from Galt Financial Corporation to Capital Growth Holdings, Ltd. and effected a 60 for 1 reverse split of its outstanding capital stock (the "Reverse Stock Split"). Upon effectiveness of the Reverse Stock Split, the Company had 297,094 shares of capital stock issued and outstanding. On and after March 14, 1997, in accordance with the terms and conditions of the Share Exchange, the Company issued 18,982,906 shares of its capital stock and 1,875,000 redeemable warrants (the "Exchange Warrants") to the former security holders of ICG in exchange for outstanding securities of ICG, in each case of the same type and denomination.

     The 18,982,906 shares of capital stock of the Company that were issued in connection with the Share Exchange consisted of (a) 2,551,906 shares of Common Stock, (b) 11,349,666 shares of newly-authorized Class B Common Stock, (c) 4,001,334 shares of newly-designated 5% Cumulative Convertible Series A Preferred Stock, par value $.001 per share (the "Series A Preferred Stock"), and (d) 1,080,000 shares of newly-designated 5% Cumulative Convertible Series B Preferred Stock, par value $.001 per share (the "Series B Preferred Stock"), all of which classes of capital stock voted together as one class. The Class B Common Stock is junior in priority with respect to dividends to the Common Stock and automatically converts into Common Stock on a one-for-one basis on December 31, 1998. The Company's Series A Preferred Stock and Series B Preferred Stock automatically converted into Class B Common Stock on a one-for-one bais on October 12, 1997. The former holders of the Series A Preferred Stock and Series B Preferred Stock are entitled to preferential cumulative dividends which accrued until conversion thereof into Class B Common Stock. The Exchange Warrants consisted of 1,625,000 Warrants, each exercisable to purchase one share Common Stock, which are being registered hereby, at $4.00 per share (subject to adjustment) at any time until October 1999 or March 2000, as the case may be, and 250,000 Consulting Warrants, each exercisable to purchase one share of Class B Common Stock at $2.00 per share (subject to adjustment) at any time, subject to an vesting schedule, until November 1999. See "Description of Securities" and "Dividend Policy."

     In connection with the Share Exchange, the then officers and directors of the Company resigned and certain of the officers and the directors of ICG were elected as officers and directors of the Company. See "Management."

Private Placement

     On March 27, 1997, the Company completed a private offering (the "Private Offering") of shares of its Common Stock at $2.25 per share pursuant to Regulation D ("Regulation D") and Regulation S ("Regulation S"), each as promulgated under the Securities Act, to "accredited investors" as that term is defined in Regulation D and to non-"U.S. persons" in an "offshore transaction" as such terms are defined in Regulation S, respectively. The Company issued 549,496 shares of Common Stock in the Private Offering which yielded net proceeds of approximately $900,000. The Company also issued a total of 24,984 Warrants as partial compensation to certain sub-placement agents in the Private Offering, each Warrant is exercisable to purchase one share of Common Stock at $4.00 per share (subject to adjustment) at any time prior to redemption thereof until March 2000. The shares of Common Stock underlying the Warrants issued to such sub-placement agents are being registered in this offering. The placement agent in the Private Offering is an affiliate of the Company. See "Certain Transactions."


Change in Fiscal Year End and Reincorporation

     On March 25, 1997, the Company changed from a fiscal year that runs from February 1 through January 31 to a fiscal year that runs from January 1 through December 31, commencing the year ended December 31, 1997. On June 25, 1997, the Company effected a reincorporation from the State of Colorado to the State of Delaware which transaction included the adoption of the Company's current Certificate of Incorporation and By-Laws.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares offered by the Selling Securityholders. Management estimates that the aggregate expense of this offering will be approximately $80,597, all of which will be borne by the Company.

     The gross proceeds from the exercise of all of the outstanding Warrants would be $6,549,936. The Company intends to use the proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. Proceeds not immediately required for such purposes will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                           MARKET FOR COMMON EQUITY

     The Company's Common Stock is currently quoted on the OTC Bulletin Board under the symbol "CGHL". There is currently no public trading market for the Company's Class B Common Stock. The table set forth below presents the high and low bid prices of the Common Stock for the period indicated based on information provided by the OTC Bulletin Board. Such over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. Further, for the period from June 6, 1997 through July 8, 1997, traditional high and low quotes could not be determined as during such time there was only one market maker for the Common Stock. Prior to June 6, 1997, there was no trading market for the Common Stock.


1997:                                                         High        Low
---------------------------------------------------------   ---------   --------
From June 6 (initial listing), through June 30 ..........    $ 2.75      $ 2.25
From July 1, through September 30 .......................    $ 2.75      $ 2.25
From October 1, through December 31 .....................    $ 2.50      $ 0.75

1998:                                                          High        Low
---------------------------------------------------------   ---------   --------
From January 1, through March 31 ........................    $ 1.00      $ 0.25
From April 1, through June 8 ............................    $ 0.53      $ 0.38



     On June 8, 1998, the last reported bid price of the Common Stock was $0.375.

     As of June 8, 1998, there were approximately 370 holders of record of the Common Stock and 16 holders of record of the Class B Common Stock.

                                DIVIDEND POLICY


      As of March 25, 1997, the Company's Board of Directors declared an annual cumulative dividend of $.225 per share on the Common Stock for the calendar years 1997 and 1998, subject to (i) the payment of dividends on any class of capital stock with priority over the Common Stock, (ii) applicable net capital requirements and (iii) restrictions under applicable law (the "Common Stock Dividend"). The Common Stock Dividend, which began accruing as of January 1, 1997, is currently payable on a quarterly basis ending on December 31, 1998. Although the Company has made all prior Common Stock Dividend payments in a timely manner, the Company has determined, due to its limited cash resources, not to make the June 30, 1998 Common Stock Dividend payment. The Company can not predict at this time when its cash resources will be sufficient in the Company's judgment to make such payment. The Company recognizes such payment as an obligation of the Company.

     On October 12, 1997, each share of the Company's 4,001,334 shares of 5% Cumulative Convertible Series A Preferred Stock and 1,080,000 shares of 5% Cumulative Convertible Series B Preferred Stock converted into one share of Class B Common Stock. Pursuant to the terms of the Certificates of Designation of such preferred stock, the holders thereof are entitled to 5% per share annual cumulative dividends prior to payment of dividends on any other class of capital stock of the Company. The cumulative dividends on such preferred stock have accrued unpaid since October 12, 1996 and were payable on a quarterly basis commencing December 31, 1996 and on October 24, 1997, ten business days after the conversion thereof. The aggregate amount of such arrearage owed by the Company to the former holders of such preferred stock as of May 29, 1998 is $38,154.


     The Company's ability to pay dividends on its common equity is limited by state law and the Company's ability to pay dividends on classes of capital stock with priority over the class of equity on which such dividend is paid. Under Delaware law, the Company may declare and pay dividends or make other distributions on its capital stock only out of capital surplus (as defined under Delaware Law) and in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. The Class B Common Stock is junior in priority to the Common Stock with respect to the payment of dividends and is subject to a $.20 per share limitation on dividends in 1998.

     The Company does not anticipate declaring any additional dividends on any of its classes of capital stock. Any future dividend declarations and payments would be subject to the restrictions set forth above, approval of the Company's Board of Directors and any contractual restrictions.

                                CAPITALIZATION


     The following table sets forth the capitalization of the Company at March 31, 1998, and should be read in conjunction with the financial statements of the Company and notes thereto included elsewhere herein.



Liabilities:
 Accounts payable and accrued expenses ........................................    $    131,700
 Deferred revenue .............................................................          63,942
 Dividends payable ............................................................         230,190
                                                                                   ------------
 Total liabilities ............................................................         425,832
                                                                                   ============
Stockholders' equity:
 Preferred Stock--$.001 par value, 20,000,000 shares authorized; none issued                 --
 Common Stock--$.001 par value, 100,000,000 shares authorized;
 3,398,496 shares issued ......................................................           3,398
 Class B Common Stock--$.001 par value, 25,000,000 shares authorized;
 16,431,000 shares issued and outstanding .....................................          16,431
Additional paid in capital ....................................................       5,107,930
Accumulated deficit ...........................................................      (3,027,707)
Subscriptions receivable ......................................................         (53,600)
Treasury stock at cost (15,000 Shares) ........................................         (30,000)
                                                                                   ------------
Total stockholders' equity ....................................................       2,016,452
                                                                                   ------------
Total capitalization ..........................................................    $  2,016,452
                                                                                   ============

                            SELECTED FINANCIAL DATA

     Set forth below are selected financial data of the Company for each of the periods indicated. The selected financial data for the year ended December 31, 1997 and for the period from February 26, 1996 (inception) through December 31, 1996 has been derived from the historical financial statements of the Company included elsewhere in this Registration Statement. The financial data for the three months ended March 31, 1998 and 1997 were derived from the unaudited financial statements of the Company. All of the information set forth below should be read in conjunction with the Company's consolidated financial statements, including the notes thereto, "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information of the Company included in this Prospectus.



                                                                                                            For the period from
                                                         For the Three Months Ended                          February 26, 1996
                                                        -----------------------------      Year Ended       (inception) through
                                                          March 31,       March 31,       December 31,         December 31,
                                                             1998            1997             1997                 1996
Statement of Operations Data:                           -------------   -------------   ----------------   --------------------
 Revenues:
 Consulting fees .............................              $51,750         $274,749          $359,914                   $0
 Private placement fees ......................              427,074                0         3,383,137                    0
 Net realized and unrealized gain (loss)
  on marketable and not readily
  marketable securities ......................             (200,319)       1,212,474          (448,971)                   0
 Gain on debt settlement .....................                    0           39,804            39,804                    0
 Interest income .............................                6,241           28,480            94,170               22,033
                                                         ----------       ----------       -----------           ----------
Total revenue ................................             $284,746       $1,555,507        $3,428,054              $22,033
                                                         ----------       ----------       -----------           ==========
Operating expenses:
 Commission ..................................                    0           25,000           859,844                    0
 General and administrative ..................              574,833          660,260         3,448,980              740,649
 Equity in loss of unconsolidated
  affiliate ..................................                    0           86,115            86,115                    0
 Write-down of advances to
  unconsolidated affiliate ...................               20,000                0            35,000                    0
                                                         ----------       ----------       -----------           ----------
Total operating expenses .....................             $594,833         $771,375        $4,429,939             $740,649
                                                         ----------       ----------       -----------           ==========
Net income (loss) before taxes ...............            ($310,087)        $784,132       ($1,001,885)           ($718,616)
Provision for taxes ..........................                    0          200,000                 0                    0
                                                         ----------       ----------       -----------           ----------
Net income (loss) ............................            ($310,087)        $584,132       ($1,001,885)           ($718,616)
Less cumulative preferred dividend ...........                                (9,131)          (29,624)              (8,530)

Net income (loss) attributable to common                 ----------       ----------       -----------           ----------
 stockholders ................................            ($310,087)        $575,001       ($1,031,509)           ($727,146)
                                                         ==========       ==========       ===========           ==========
Basic (loss) income per share ................               ($0.02)           $0.04            ($0.07)              ($0.06)
                                                         ==========       ==========       ===========           ==========
Diluted (loss) income per common share .......               ($0.02)           $0.03            ($0.07)              ($0.06)
                                                         ==========       ==========       ===========           ==========
Weighted average common shares
 outstanding--basic income per share .........           19,814,496       14,018,824        15,655,000           11,613,000
Effect of potential common shares ............                    0        5,714,297                 0                    0
                                                         ----------       ----------       -----------           ----------
Weighted average common shares
 outstanding--diluted income per share .......           19,814,496       19,733,121        15,655,000           11,613,000
                                                         ==========       ==========       ===========           ==========



                                                                                            March 31,           December 31,
                                                                                               1998                 1997
                                                                                          -------------        -------------
Balance Sheet Data:
Total Assets ........................................................................       $2,442,284           $3,001,183
Total Liabilities ...................................................................         $425,832             $482,608
Long-Term Debt ......................................................................               $0                   $0
Stockholders' Equity ................................................................       $2,016,452           $2,518,575

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


Overview


     CGH is a financial services firm concentrating in investment and merchant banking in the United States and Europe. The Company has one wholly-owned operating subsidiary, ICG.


     ICG commenced formal operations in October, 1996 when it became registered as a broker-dealer with the SEC and obtained membership with the NASD. On March 14, 1997, ICG consummated a share exchange transaction with the Company and became the Company's wholly-owned subsidiary. In June 1997, the Company reincorporated into the State of Delaware and had its common stock listed on The Nasdaq Stock Market, Inc.'s OTC Bulletin Board under the symbol "CGHL". Through December 1996, ICG was a development stage company.

     The Company has historically generated revenues primarily from ICG's activities as a placement agent in private financings and as a consultant.

     The Board of Directors has decided not to expand the Company's operations into the retail brokerage business. This decision was based on the Board of Directors' belief that the current market level for equities in the U.S., the increasing level of competition in the brokerage industry from Internet based brokerage services and brokerage firms offering unlimited trading for a fixed annual fee and the high volatility in the Microcap sector present significant barriers to entry into the securities brokerage business for the Company. Accordingly, the Company will concentrate on its core businesses, investment and merchant banking.

     Management is considering the possibility of merging the Company with one of a number of unaffiliated companies engaged in businesses unrelated to the Company's current business. If such a transaction is consummated, the Company may divest itself of its current business, which may be purchased by affiliates of the Company or an independent third party. There can be no assurance that any such transaction will be consummated. The consummation of such a transaction would be subject to numerous conditions, including, without limitation, the successful completion of due diligence investigations, the execution of definitive documentation, the requisite approvals of the Company's and the merger candidate's boards of directors and shareholders and the consents of the appropriate regulatory agencies.

     The Company has taken significant steps to reduce its expenses for the fiscal year 1998 such as eliminating salaried personnel and reducing salaries paid to Management. In addition, in September 1998, the Company anticipates consolidating its Greenwich, Connecticut office into its West Palm Beach, Florida office in an effort to further reduce overhead and increase efficiency.



     The Company believes that its current resources will permit the Company to continue operations through at least May, 1999. To continue operations beyond such period, the Company must generate placement income, sell a portion of its portfolio securities and/or raise additional funds through the sale of its equity securities. The Company is currently exploring each of these alternatives. There can be no assurance, however, that the Company will be able to successfully implement any of such alternatives to a degree that will satisfy its liquidity needs for a significant period of time beyond May, 1999. The Company currently has no outside commitments for additional sources of liquidity.


     This Prospectus contains certain forward-looking statements which represent the Company's expectation or beliefs, including statements regarding, among other things, (i) the Company's growth strategy or potential, (ii) anticipated trends in the Company's businesses, (iii) the Company's ability to compete with its competitors and (iv) the Company's profitability and projected financial condition. Any statements contained in this Prospectus that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "plan," "believe," "anticipate," "intent," "estimate" or "continue," the negative statements are based upon Management's beliefs at the time they are made as well as assumptions made by Management based upon information available to it. The current assumptions regarding the Company's operations, performance, development and results of its business include (i) the accuracy of estimates of anticipated increases in the Company's expenses due to implementation of the Company's business plan, (ii) the successful completion of securities offerings anticipated to be consummated through ICG, (iii) the maintenance of market conditions affecting the Company's services and (iv) appropriate regulatory approvals for certain corporate actions. Forward-looking statements are inherently subject to various risks and uncertainties, including those described above, as well as potential changes in economic or regulatory conditions that are largely beyond the Company's control. Should one or more of these risks materialize or changes occur, or should Management's assumptions prove to be incorrect, the Company's actual results may materially vary from those anticipated or projected.

     As ICG did not commence business activities until October, 1996, the Company believes that a period to period comparison of results of operations would not be meaningful.


Results of Operations for the Period from February 26, 1996 (inception) to December 31, 1996

     Revenues. The Company generated interest income of $22,033 on funds raised in a private placement of the Company's securities in October, 1996.

     Operating Expenses. Operating expenses for the period were $740,649, consisting principally of professional fees, management and employee salaries and establishment of its business as a broker-dealer.

     Net Loss. As a result of the foregoing, the Company had net loss of $718,616 during the period from February 26, 1996 (inception) to December 31, 1996.


Results of Operations for the Year ended December 31, 1997

     Revenues. The Company generated $3,428,054 in revenues during the fiscal year ended December 31, 1997, of which $1,650,268 resulted from fees in connection with a private placement consummated by lCG as placement agent for a publicly held company in the second quarter. Further, in the fourth quarter, the Company earned $401,408 in fees in connection with a private placement consummated by ICG as placement agent. The Company generated $1,331,461 in other private placement fees, $359,914 in consulting fees, $94,170 in interest income and realized a $39,804 gain on settlement of debt. The Company also recognized $448,971 in net losses on its securities portfolio, principally from the decline in value of securities of one company, First American Railways, Inc., held by the Company.


     Operating Expenses. Operating expenses for the fiscal year ended December 31, 1997 were $4,429,939, consisting of commissions of $859,844, insurance expenses of $276,153, rent expenses of $259,295, travel and entertainment expenses of $291,059, professional expenses in the United States of $238,763, professional expenses in the United Kingdom of $96,342, and other general and administrative expenses of $2,287,368, approximately 59% of which consisted of management and employee salaries, and the recognition of the equity in the net loss of the Company's unconsolidated subsidiary Capital Growth Europe, Limited of $121,115.

     Net Loss. As a result of the foregoing, the Company had a net loss of $1,001,885 for the fiscal year ended December 31, 1997.


Comparison of Three Months Ended March 31, 1998 to Three Months Ended March 31, 1997

     Revenues. Total revenues decreased by $1,270,761, or 82%, to $284,746 during the three months ended March 31, 1998 as compared to $1,555,507 during the three months ended March 31, 1997. Revenues generated from consulting fees decreased by $222,999 to $51,750 during the three months ended March 31, 1998 as compared to $274,749 during the three months ended March 31, 1997. Net realized and unrealized loss on marketable and not readily marketable securities for the three months ended March 31, 1998 resulted in a loss of ($200,319) as compared to a gain of $1,212,474 during the three months ended March 31, 1997. The decrease is primarily due to the decline in the carrying value of the Company's portfolio as compared to the unrealized appreciation experienced in the first quarter of 1997. Revenues generated from private placement fees which consists of cash and securities earned in private placements in which ICG acts as placement agent increased from $0 during the three months ended March 31, 1997 to $427,074 during the three months ended March 31, 1998. Interest income during the three months ended March 31, 1998 decreased by $22,239 to $6,241 compared to $28,480 for the three months ended March 31, 1997.

     Operating Expenses. Total operating expenses decreased by $176,542 or 23%, to $594,833 during the three months ended March 31, 1998 as compared to $771,375 during the three months ended March 31, 1997. This decrease is due primarily to the significant steps the Company has taken to reduce its expenses for the fiscal year 1998 such as eliminating salaried personnel and reducing salaries paid to Management. Over the last six months, the Company has eliminated three full-time employees, thereby reducing the Company's anticipated fiscal year 1998 payroll expenses by $169,583, a 16% reduction. The Company has also reduced the annual base salaries of Management resulting in an additional $100,000 (10%) anticipated reduction in the Company's annual payroll expenses for fiscal year 1998. General and administrative expenses decreased by $85,427 to $574,833 for the three months ended March 31, 1998 as compared to $660,260 during the three months ended March 31, 1997. The equity in the loss of an unconsolidated affiliate and write-down of advances has decreased by $66,115 from $86,115 for the three months ended March 31, 1997 to $20,000 for the three months ended March 31, 1998.

     Net Loss. The Company's net income for the three months ended March 31, 1997 was 580,132 compared to a net loss of ($310,087) for the three months ended March 31, 1998. This decrease resulted primarily from a reduction in consulting fees and placement fees that failed to cover general and administrative expenses and a decline in the value of its portfolio of securities.


Liquidity and Capital Resources

     In the March 1997 Share Exchange, the Company effectively "issued" to the historical shareholders of the Company 297,094 shares of Common Stock in a reverse stock split in exchange for approximately 98% control of the Company, a publicly held company. As a result of the Share Exchange, ICG's shareholders gained control of the Company and ICG became the wholly owned subsidiary of the Company. Management of ICG chose to effect this reverse merger and thereby create a publicly-held holding company for ICG as Management believed it would be less expensive and less time-consuming than effecting an underwritten public offering of ICG's or a holding company's securities. Further, a reverse merger eliminates the risk associated with an initial public offering (IPO). Many companies invest a substantial amount of time and capital during the IPO process and are not able to effectuate a successful transaction as a result of market conditions or poor performance of the Underwriter. Management thus believed that a reverse merger was a better approach than an IPO as a result of the reduced cost, risk and time. The officers of the Company prior to the Share Exchange and officers of ICG determined the number of shares of Common Stock to be issued to the historical shareholders of the Company by negotiation. The value of such issuance was not based on the Company's book value or any established valuation criteria. A primary consideration in determining the number of shares to be issued to the original shareholders was the offering of adequate consideration to gain control by the shareholders of ICG of a publicly held company. See "The Company--Acquisition of International Capital Growth, Ltd."


     In connection with the Share Exchange, the Company issued an aggregate of 2,906 additional shares of Common Stock to certain stockholders and former officers of the Company in exchange for the release by such individuals of obligations owed to them from the Company in the aggregate of $46,343, thereby converting such debt into equity. Such shares were valued at their fair value of $6,539 ($2.25 per share) and the Company, in connection with such issuance, recorded a gain of $39,804.

     Capital for the Company has been provided by the investments made by the initial shareholder group and through private placements of the Company's securities. In March 1997, the Company raised net proceeds of approximately $0.9 million in a private placement of 549,496 shares of its Common Stock.

     To date, the Company has used its capital for merchant banking (securities investments), working capital and general corporate purposes. In addition, in March, 1997, the Company loaned $200,000 to an entity controlled by Messrs. Ronald B. Koenig and Stanley Hollander, two of the Company's directors, officers and principal shareholders. The loan, which was due on March 26, 1998, carried interest at the rate of 6% per annum and was approved by a majority of disinterested directors of the Company. This loan was repaid on April 9, 1998.


     On July 1, 1997, the Company paid a $.1125 per share dividend to the holders of its Common Stock which dividend totaled $382,332 in the aggregate. The dividend represented payment for the six month period from January 1, 1997 through June 30, 1997 of a two year $.225 annual per share dividend (the "Common Stock Dividend"). On each of September 30, 1997, December 31, 1997 and April 2, 1998, the Company paid a $.05625 per share dividend which in each case totaled $191,165 in the aggregate, representing payment of the Common Stock Dividend for the three month periods from July 1, 1997 through September 30, 1997, from October 1, 1997 through December 31, 1997, and from January 1, 1998 through March 31, 1998, respectively. The Company is obligated to pay a common stock dividend on a quarterly basis at a rate of $.05625 per share from June 30, 1998 through December 31, 1998. The Company has determined not to make the $.05625 per share common stock dividend payment on June 30, 1998 due to the Company's current limited cash resources. The Company can not predict at this time when its cash resources will be sufficient in the Company's judgment to make such payment.

     On September 15, 1997, the Company loaned $25,000 to Capital Growth International LLC, an affiliate of the Company. This loan was repaid on October 2, 1997 without interest.


     On October 12, 1997, each share of the Company's 4,001,334 shares of Series A Preferred Stock and 1,080,000 shares of Series B Preferred Stock converted into shares of Class B Common Stock on a one-for-one basis, at which time the 5% per share annual dividend that had accrued thereon ceased to accrue and became due and payable on October 24, 1997 out of funds legally available therefor. The dividend due and payable to the holders of the Series A Preferred Stock and Series B Preferred Stock is $38,154 in the aggregate. As a result of such conversion and the purchase by the Company of 15,000 shares of Common Stock from a stockholder, the Company has a total of 3,383,496 shares of Common Stock and 16,431,000 shares of Class B Common Stock currently outstanding.

     In the fourth quarter of 1997, the market price of certain of the Company investments in equity securities declined significantly. The securities with a carrying amount of approximately $2,900,000 at September 30, 1997 declined to approximately $850,000 at December 31, 1997. This was predominantly the result of the decline in the per share bid price of the Company's common stock of First American Railways, Inc., from an average cost of $1.06 per share to a $0.50 per share bid price at December 31, 1997, approximately a 53% decline. As of March 31, 1997 the per share bid price of such common stock was $0.50. As of June 8, 1998, the per share bid price of such common stock was $0.25.

     During the fiscal year ended December 31, 1997, the Company paid consulting fees of $99,000 to Helix Investments Limited, a stockholder of CGH in connection with the organization of road show presentations in London, England relating to offerings made pursuant to Regulation S as promulgated under the Securities Act of 1933, as amended, for which ICG acted as placement agent.

     On May 19, 1998, ICG sold to John Booth, who resigned as a director of the Company as of June 1, 1998, ICG's 50% interest in CGE for approximately $4,000, which price represented approximately 50% of the value of CGE's cash accounts. Such transaction was approved by a majority of the Company's disinterested directors. As a result of such transaction, the Company anticipates writing-off approximately $40,000 at June 30, 1998, representing ICG's net investment in CGE.

     The Company has no material capital commitments other than annual salaries to its executive officers and employees of approximately $700,000 and a letter of credit in the amount of $100,000 to secure future rent payments at the Company's London office. The Company believes that its current cash resources will be adequate to satisfy its operations through at least May, 1999. To continue operations beyond such period, the Company must generate placement income, sell a portion of its portfolio securities and/or raise additional funds through the sale of its equity securities. The Company is currently exploring each of these alternatives. There can be no assurance, however, that the Company will be able to successfully implement any of such alternatives to a degree that will satisfy its liquidity needs for a significant period of time beyond May, 1999. The Company currently has no outside commitments for additional sources of liquidity.

     The Company is currently seeking to increase its capital base by generating revenues from ICG's investment banking activities and through a sale of the Company's equity securities. Further, the Company has taken significant steps to reduce its expenses for the fiscal year 1998 such as eliminating salaried personnel and reducing salaries paid to Management. Over the last six months, the Company has eliminated three full-time employees, thereby reducing the Company's anticipated fiscal year 1998 payroll expenses by $169,583, a 16% reduction. The Company has also reduced the annual base salaries of Management resulting in an additional $100,000 (10%) anticipated reduction in the Company's annual payroll expenses for the fiscal year 1998. In addition, in September, 1998, the Company anticipates consolidating its Greenwich, Connecticut office into its West Palm Beach, Florida office in an effort to further reduce overhead and increase efficiency.



Variability of Results

     The Company anticipates that a substantial portion of its future revenues will originate from ICG's activities as placement agent in private financings. When acting as placement agent, ICG is typically compensated upon the successful closing of a financing. Agency financings typically take from 90 to 120 days to consummate after ICG is retained as placement agent. Activities will be undertaken and expenses incurred in one fiscal period although a fee may not be earned until a subsequent period. As a result, the financial results of the Company may vary dramatically from quarter to quarter. Further, the Company's operating results will also vary as a result of the market fluctuations of its portfolio of securities.


     As of June 10, 1998, the per share bid price of common stock of First American Railways, Inc. fell to $0.25. There are no other significant trends affecting the Company's portfolio of securities.

                                   BUSINESS

General

     Capital Growth Holdings, Ltd. is a financial services firm concentrating in investment and merchant banking in the United States and Europe. The Company, through its wholly-owned investment banking subsidiary, ICG, provides growth companies with access to capital on an agency or principal basis by using creative financing approaches and tools.


     ICG commenced limited operations in October, 1996 and through December, 1996 was in the development stage. Accordingly, the Company has limited operating history upon which an evaluation of the Company's performance and prospects can be made. ICG's business focus is to act as placement agent in connection with the international private placement of securities of its client companies through a world-wide network of Sub-Placement Agents. In addition, CGE, a London based financial services firm, is anticipated to continue acting as a sub-placement agent for ICG in Europe and sourcing European investment banking transactions. CGE was 50% owned by ICG until May, 1998, at which time ICG sold its interest therein to its former partner, John Booth, a former director of the Company.

     The Company also conducts merchant banking activities through ICG. In the course of its business activities, ICG encounters investment opportunities that are more appropriate for a direct principal investment due to the nature, size or timing of a subject company's capital requirements. ICG, has made direct investments in, and anticipates to continue making direct investments in, such opportunities if they meet ICG's criteria.


     The Board of Directors has decided not to expand the Company's operations into the retail brokerage business. This decision was based on the Board of Directors' belief that the current market level for equities in the U.S., the increasing level of competition in the brokerage industry from Internet based brokerage services and brokerage firms offering unlimited trading for a fixed annual fee and the high volatility in the Microcap sector present significant barriers to entry into the securities brokerage business for the Company. Accordingly, the Company will concentrate on its core businesses, investment and merchant banking.


     The Company has historically generated revenues primarily from ICG's activities as a placement agent in private financings and as a consultant. The Company's net loss for the fiscal year ended December 31, 1997 and for the quarter ended March 31, 1998 of approximately $1.0 million and approximately $310,000, respectively, resulted primarily from insufficient placement fees to cover general and administrative expenses and, for the fiscal year ended December 31, 1997, was also due to a decline in the value of its portfolio of securities. This decline was predominantly the result of the decline in the per share bid price of the common stock of First American Railways, Inc., from an average cost of $1.06 per share to a $0.50 per share bid price at December 31, 1997, approximately a 53% decline. As of March 31, 1998, the per share bid price of such common stock was $0.50. As of June 8, 1998, the per share bid price of such common stock was $0.25. As of December 31, 1997 and March 31, 1998, the Company had an accumulated deficit of approximately $2.5 million and approximately $3.0 million.


     The Company has taken significant steps to reduce its expenses for the fiscal year 1998 such as eliminating salaried personnel and reducing salaries paid to Management. Over the last six months, the Company has eliminated three full-time employees, thereby reducing the Company's anticipated fiscal year 1998 payroll expenses by $169,583, a 16% reduction. The Company has also reduced the annual base salaries of Management resulting in an additional $100,000 (10%) anticipated reduction in the Company's annual payroll expenses for fiscal year 1998. In addition, in September, 1998, the Company anticipates consolidating its Greenwich, Connecticut office into its West Palm Beach, Florida office in an effort to further reduce overhead and increase efficiency.


     The Company believes its current resources will permit the Company to continue operations through at least May, 1999. To continue operations beyond such period, the Company must generate placement income, sell a portion of its portfolio securities and/or raise additional funds through the sale of its equity securities. The Company is currently exploring each of these alternatives. There can be no assurance, however, that the Company will be able to successfully implement any of such alternatives to a degree that will satisfy its liquidity needs for a significant period of time beyond May, 1999. The Company currently has no outside commitments for additional sources of liquidity.

Acquisition of International Capital Growth, Ltd.

     In March, 1997, CGH, then an inactive company, acquired 100% of the outstanding capital stock of ICG in a reverse acquisition consummated through a share exchange transaction (the "Share Exchange"). The Share Exchange was treated as a recapitalization. In connection therewith, ICG's historic capital accounts were retroactively adjusted to reflect the equivalent number of shares issued by CGH in the transaction while ICG's historical deficit accumulated during the development stage is carried forward.



Investment and Merchant Banking: International Capital Growth Ltd.

     ICG was formed in February, 1996 and commenced formal operations in October, 1996 when it was granted registration as a broker-dealer from the Securities and Exchange Commission ("SEC") and membership with the NASD. Management's goal through ICG is to provide access to capital for its corporate clients, primarily through "agency financings," and offer its investor clients the potential to earn substantial returns while earning fees for its own account consisting of both cash and equity securities. In an agency financing, a placement agent, such as ICG, offers to investors, securities of its clients and typically receives a cash commission on the sale of such securities as well as certain other compensation, including equity securities. Management believes that ICG's success will be based upon the combination of (a) Management's expertise in identifying growth companies with strong fundamentals, skillful management and a sustainable competitive advantage in their respective fields;
(b) a long-term relationship approach to investment banking; (c) a global distribution network; and (d) creative financing tools.

     In June, 1997, and in January and February, 1998, ICG, acting as placement agent, raised funds in two private placements, of convertible debentures and equity securities, for a publicly-held company. Further, in November and December, 1997, the Company raised funds in a private placement of equity securities for a privately-held company.


     A critical element in ICG's approach to its business is the strong, personal relationships maintained between Management and the international, independent network of sales representatives that distribute securities for ICG sponsored transactions. This network of Sub-Placement Agents currently encompasses in excess of 30 agents in 7 countries and is anticipated to be expanded by Management. In the United Kingdom, CGE has undertaken and it is anticipated that it will continue to undertake sales and distribution functions for ICG sponsored transactions. CGE was 50% owned by ICG until May 19, 1998, at which time ICG sold its interest therein to its former partner, John Booth, a former director of the Company. See "Certain Transactions."


     In its capacity as agent, ICG encounters opportunities that are more appropriate for a direct principal investment than an agency financing due to the nature, size or timing of a subject company's capital requirements. ICG has made direct investments in, and is anticipated to continue making direct investments in securities of operating companies through ICG, if they meet Management's criteria, including exhibiting the necessary fundamentals required for their success. Management believes that such merchant banking opportunities will include investments through both debt and equity securities in both public and private companies in a variety of industries and at various stages of development.

     To the extent permitted by applicable rules and regulations, ICG may, in certain instances, raise capital on an agency basis for companies in which it has made a principal investment. Management believes the ability to invest on a principal basis offers a significant competitive advantage in attracting companies that require agency financing in those cases in which the company's financing requirements call for an initial or "bridge" component (i.e., a relatively small short-term debt financing which typically includes an equity "kicker" and is re-paid from the proceeds of a subsequent, larger financing). Thus, investing on a principal basis is a logical extension of ICG's agency financing.

     Management has also independently organized a public "blank check" company, Emerging Growth Acquisition Corp. I ("EGAC"), to be used in connection with an ICG sponsored or other reverse merger transaction. A blank check company is a development stage company that has no specific business plan or purpose or, in this case, has indicated that its business plan is to engage in a merger or acquisition with an unidentified company. Assuming the successful regulatory approval of the aforementioned transaction, ICG, as part of its merchant banking activities, may organize several similar public blank check companies. Management believes substantial value may be created by merging a public blank check company with an active private operating company. In addition, as part of its merchant banking activities, ICG may acquire positions in one or more operating companies unrelated to financial services. ICG, as part of its merchant banking activities, may also acquire control of inactive public companies for such purpose.


Competition

     All aspects of the Company's business and anticipated business are highly competitive. The Company expects to compete in domestic and international markets with numerous financial services companies for potential financing transactions and investment capital.

     Because the securities industry is highly capital-intensive, the Company is continuously exploring opportunities to raise additional capital. The ability of an investment bank to expand its business is closely related to its capital structure and its ability to raise additional capital. Large brokerage firms and brokerage subsidiaries of large corporations have greater capital, financial and other resources than the Company. They may also have the ability to raise substantially more capital than the Company can raise on terms more favorable than those available to the Company. In addition, several small and specialized securities firms have been successful in raising significant amounts of capital for their merger and acquisition activities, merchant banking investment vehicles and for their own accounts, thereby further intensifying the level of competition in the industry in which the Company is and plans to operate.

     As a result of legislative and regulatory initiatives in the United States to remove or relieve certain restrictions on the businesses in which commercial banks can operate, the Company also competes with large commercial banking institutions, certain of which are in the process of enlarging the scope of their investment banking activities. Commercial banking organizations, in general, are expanding their securities and investment advisory activities, as well as other activities related to the provision of financial services. These developments may continue to lead to the creation of integrated financial services firms that are able to compete more effectively than the Company in certain of its businesses. Furthermore, competition with well-capitalized foreign firms is intense in international capital markets and is increasing in domestic markets. To the extent that the Company can compete for investment opportunities it may only be able to do so on less favorable terms than those obtained by larger, more established firms.


Employees

     As of June 8, 1998, the Company, including ICG, had a total of six full-time employees and one part-time employee. None of the Company's employees are represented by a union and the Company has not experienced any work stoppages. The Company believes its relations with its employees is satisfactory.


Description of Properties

     The Company, its subsidiaries and affiliates share or plan to share the use of office space as described below.

     1. Approximately 855 square feet at 660 Steamboat Road, Greenwich, Connecticut 06830 for use as the principal executive offices of the Company, ICG, CGI, an affiliate of the Company, and EGAC, a blank check company organized by Management, pursuant to a lease held by CGI expiring on September 30, 1998 for monthly rent of $6,250 payable entirely by ICG for the benefit of the Company, ICG, CGI and EGAC;

     2. Approximately 700 square feet at 777 South Flagler Drive, 8th Floor, West Tower, West Palm Beach, Florida 33401 for use by the Company, ICG and CGI pursuant to a monthly tenancy in favor of ICG for monthly rent of $2,500 payable entirely by ICG for the benefit of the Company, ICG and CGI;

     3. Approximately 2,040 square feet at 2425 Olympic Boulevard #660E, Santa Monica, California 90404 for use by the Company, ICG and CGI pursuant to a lease held by ICG expiring on November 30, 2000 for monthly rent of $5,834 payable entire by ICG for the benefit of the Company, ICG and CGI; and

     4. Approximately 325 square feet of office space at 4 Hill Street, London, England W1X 7FU, consisting of one separate office for use by the Company and ICG pursuant to a sub-lease held by CGI expiring in October 2111 for monthly rent of $2,467.50 payable by ICG. See "Certain Transactions."

Description of Legal Proceedings

     The Company is not a party to any pending legal proceedings and is not aware of any contemplated proceeding by any governmental authority.


Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     In March 1997, in connection with the Share Exchange, which effected a change in control of the Company, the Company's Board of Directors voted to engage its current independent auditors to ICG, to act as the Company's independent auditors. Their appointment corresponded with the dismissal and replacement of Angell & Deering, which resigned effective March 25, 1997. The former accountant's reports for the Company's fiscal years ended January 31, 1995 and 1996 did not contain any adverse opinion or disclaimer of opinion, nor were any such reports modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and the former accountant with regard to any matters which would have caused such accountant to make reference to the subject matter thereof with their report. See "The Company."

                                   MANAGEMENT


Directors and Officers

     The officers and directors of the Company are as follows:




Name                              Age   Position(s)
-------------------------------   ---   ----------------------------------------
Ronald B. Koenig(1) ...........   64    Chairman of the Board of Directors,
                                        President and Chief Executive Officer
Alan L. Jacobs(1)(2) ..........   56    Executive Vice President and Director
Stanley Hollander(3) ..........   60    Senior Vice President and Director
Michael S. Jacobs .............   33    Senior Vice President, Secretary
                                        and Treasurer
Jay J. Matulich(4) ............   43    Senior Vice President
N. Bulent Gultekin ............   50    Director


----------------
(1) Ronald B. Koenig and Alan L. Jacobs are also Directors of Emerging Growth Acquisition Corporation I, a publicly-held company.

(2) Alan L. Jacobs has taken a temporary leave of absence from his full-time responsibilities as an officer of the Company and ICG. Mr. Jacobs continues in such capacities on a part-time basis, spending approximately 10% of his business time on such responsibilities, and as a Director. See "Certain Transactions."

(3) Stanley Hollander is also a Director of Capital Media Group, Ltd. and Emerging Growth Acquisition Corporation I, each a publicly-held company.

(4) Jay J. Matulich is also a Director of Waste Systems International, Inc., a publicly-held company.

     Each officer and director listed above holds the same respective position(s) with ICG, except that Alan L. Jacobs is also Senior Managing Director of ICG, and Stanley Hollander and Jay J. Matulich are Vice Presidents of ICG. Stanley Hollander is also a Director of ICG.

     Each director of the Company listed in the above table holds office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Each officer of the Company listed in the table above serves at the discretion of the Company's Board of Directors.

     There is no family relationship among any of the directors or executive officers of the Company or ICG except that Alan L. Jacobs and Michael S. Jacobs are father and son, respectively.

     Ronald B. Koenig. Mr. Koenig has been Chairman of the Board of Directors, President and Chief Executive Officer of International Capital Growth, Ltd. since March 1996. He has served as Chairman of the Board, Chief Executive Officer and a Director of Emerging Growth Acquisition Corporation I, a publicly-held corporation, since July 1996. Mr. Koenig has been Chairman, from October 1994 to July 1995, and co-founder of U.S. Sachem Financial Consultants, L.P. and, since July 1995, of its successor Capital Growth International, L.L.C. From 1989 to 1993, Mr. Koenig was a Senior Managing Director and department head of corporate finance at Gruntal & Co., Incorporated. From 1974 to 1985, Mr. Koenig was a Managing Director, and from 1985 to 1989, Chairman of the Board, of Ladenburg Thalmann & Co., Inc. From 1972 to 1974, he served as Vice President, Institutional Sales at Jas. H. Oliphant & Co., an institutional research boutique. From 1968 to 1972, he held a position in sales with Leif Werle & Co., an NYSE specialist firm. Mr. Koenig was educated at the University of Pennsylvania (The Wharton School) and holds a B.S. in economics. Mr. Koenig presently serves on The Wharton School Undergraduate Executive Board and is on the business advisory board to Sterling National Bank & Trust Company of New York.

     Alan L. Jacobs. Mr. Jacobs has served as Executive Vice President and a Director of the Company since March 1997. Since March 1996, Mr. Jacobs has served as Senior Managing Director, Executive Vice President and a Director of International Capital Growth, Ltd. and, since January 1995, of Capital Growth International, L.L.C. He has served as Chief Operating Officer and a Director of Emerging Growth Acquisition Corporation I, a publicly-held corporation, since July 1996. From February 1995 to October 1997 and from July 1993 to September 1994, Mr. Jacobs served as a Director of Boca Raton Capital Corporation, a publicly-held Florida corporation ("BRCC").

He was Chairman of the Board of Directors of BRCC from November 1993 to September 1994 and Chief Executive Officer of BRCC from November 1993 to October 1997. From January 1992 to December 1995, Mr. Jacobs served as Associate Director of Investment Banking at Josephthal Lyon & Ross Incorporated. From May 1985 to December 1991, Mr. Jacobs served as Managing Director of Investment Banking with Ladenburg Thalmann & Co., Inc., an investment banking firm. Mr. Jacobs earned an A.B. in liberal arts in 1963 from Franklin & Marshall College and a J.D. from Columbia Law School in 1966.

     Stanley Hollander. Mr. Hollander has served as Senior Vice President and a Director of the Company since March 1997 and Vice President and a Director of International Capital Growth, Ltd. since March 1996. He has served as President and a Director of Emerging Growth Acquisition Corporation I, a publicly-held corporation, since July 1996. Since 1993, Mr. Hollander has served as President, Chief Executive Officer and co-founder of U.S. Sachem Financial Consultants, L.P. and, since July, 1995, its successor Capital Growth International, L.L.C. From December 1995 to present, Mr. Hollander has been a Director of Capital Media Group, Ltd., a publicly-held company. From 1989 to 1993 he served as a Managing Director and joint head of corporate finance at Gruntal & Co., Incorporated. From 1985 to 1989 he served as a Managing Director of Investment Banking at Ladenburg Thalmann & Co., Inc. From 1979 to 1985 he was co-owner and Vice President of Zemex Electronics-Stanlee, distributors of consumer electronics. From 1959 to 1979, Mr. Hollander was president of All Brand Appliances Brandmart, distributors of consumer electronics. Mr. Hollander was educated at the University of Alabama.

     Michael S. Jacobs. Mr. Jacobs has served as Senior Vice President, Secretary and Treasurer of the Company since March 1997 and of International Capital Growth, Ltd. since March 1996. He has served as Chief Financial Officer and Treasurer of Emerging Growth Acquisition Corporation I, a publicly-held corporation, since July 1996. Since February 1995, Mr. Jacobs has been a Senior Vice President of U.S. Sachem Financial Consultants, L.P. and, since July 1995, its successor Capital Growth International, L.L.C. From 1993 to 1995 he was a Vice President of Investment Banking at Josephthal Lyon & Ross Incorporated, and from 1990 to 1993, Mr. Jacobs was an associate in corporate finance at Gruntal & Co., Incorporated. From 1989 to 1990, Mr. Jacobs was a financial analyst at Ladenburg Thalmann & Co., Inc. Educated at New York University's Stern School of Business and Emory University, he holds an M.B.A. in finance and a B.B.A. degree.


     Jay J. Matulich. Mr. Matulich has served as Senior Vice President of the Company since March 1997 and Vice President of International Capital Growth, Ltd. since March 1996. He has served as Secretary of Emerging Growth Acquisition Corporation I, a publicly-held corporation, since July 1996. Since October 1994, Mr. Matulich has been a Senior Vice President of U.S. Sachem Financial Consultants, L.P. and, since July 1995, of its successor Capital Growth International, L.L.C. Since April 1995, Mr. Matulich has served as a Director of Waste Systems International, Inc., a publicly-held company. From March 1996 to June 1996, Mr. Matulich served as Chairman of BioSafe International, Inc. From May 1990 to October 1994, Mr. Matulich was a Vice President of Gruntal & Co., Incorporated. From 1989 to May 1990, Mr. Matulich served as an associate in the Shansby Group, a San Francisco-based leveraged buy-out firm. From 1986 to 1989, Mr. Matulich was a Senior Manager at Arthur Young & Co., accountants in the merger and acquisitions group. Educated at Brigham Young University, Mr. Matulich has a B.A. degree.


     N. Bulent Gultekin. Mr. Gultekin has been a Director of the Company since March 1997 and of International Capital Growth, Ltd. since March 1996. Since 1981, Mr. Gultekin has been an Associate Professor of Finance at The Wharton School of the University of Pennsylvania. From 1993 to 1994, he served as the Governor of the Central Bank of the Republic of Turkey. From 1989 to 1991, Mr. Gultekin served as Chief Advisor to Prime Minister Mesut Yilmaz of the Republic of Turkey. From 1990 to 1992, Mr. Gultekin was a director of The Bell Atlantic Mutual Funds. Mr. Gultekin earned a BSC in 1965 and an MBA in 1973 from Turkish universities and a Ph.D. in finance and statistics in 1976 from The Wharton School of the University of Pennsylvania.

Executive Compensation

     The following table sets forth the compensation paid by ICG for services rendered in all capacities to certain officers of ICG for the periods indicated.

                          Summary Compensation Table

                                                                                      Long-Term
                                                                                    Compensation
                                                                      Annual         Securities
                                                                   Compensation      Underlying
Name and Position with ICG                   Fiscal Year Ended        Salary        Options(#)(1)
-----------------------------------------   -------------------   --------------   --------------
   Ronald B. Koenig
    President, Chief Executive
    Officer and Director ................   December 1996(2)         $ 48,076             --
                                            December 1997(3)         $250,000
   Stanley Hollander
    Vice President and Director .........   December 1996(2)         $ 48,076             --
                                            December 1997(3)         $263,000             --
   Alan Jacobs
    Executive Vice President,
    Senior Managing Director and
    Director ............................   December 1996(2)         $ 43,269             --
                                            December 1997(3)         $225,000             --
   Michael Jacobs
    Senior Vice President, Secretary
    and Treasurer .......................   December 1996(2)         $ 32,588             --
                                            December 1997(3)         $150,000          250,000

   Jay J. Matulich
    Vice President ......................   December 1996(2)         $ 24,038             --
                                            December 1997(3)         $125,000          250,000

----------------
     (1) Represents shares of Class B Common Stock underlying stock options granted under the 1997 Stock Option Plan.

     (2) Covers the period from February 26, 1996, ICG's inception, through December 31, 1996, the Company's fiscal year for such period.

     (3) Covers the period from January 1, 1997 through December 31, 1997, the Company's fiscal year for such period.

     The Company, through ICG, currently pays annual salaries to Messrs. Koenig, Hollander, M. Jacobs and Matulich of $200,000, $196,000, $150,000 and $129,600 respectively. Alan L. Jacobs, the Company's and ICG's Executive Vice President, has taken a temporary leave of absence from his full-time employee responsibilities with such entities. Mr. Jacobs continues in such capacities on a part-time basis and as director and therefore continues to be active in new business development. Mr. Jacobs has become Senior Advisor to and is being compensated by First American Railways, Inc., a client of ICG. Mr Jacobs has not received and will not receive any salary from the Company or ICG while on leave of absence but will receive, during such time, 25% of the net profit on any financing transaction introduced by Mr. Jacobs. It is anticipated that Mr. Jacobs will rejoin the Company and ICG as a full-time employee in three to six months. Upon such occurrence, Mr. Jacobs' compensation will be determined by the Company. Other than as set forth above, none of the Company's executive officers or directors received any salary or wages or other compensation from the Company during the last three completed fiscal years.

     During the fiscal year ended December 31, 1997, the Company had no active retirement, stock option or other plans or arrangements pursuant to which cash or non-cash compensation was paid to its officers or directors other than the Stock Option Plan and ICG's 401(k) plan. As of March 14, 1997, in connection with the Share Exchange, the Company put into effect the Capital Growth Holdings, Ltd. 1997 Stock Option Plan pursuant to which the Company granted options to purchase 635,000 shares of Class B Common Stock to certain directors and employees of ICG in exchange for previously granted options of the same tenor to purchase an equal number of shares of common stock of ICG and granted options to purchase an additional 100,000 shares of Class B Common Stock to another employee of ICG. Since the grant of such options, 100,000 of such options have expired without exercise.

             Option Grants in Fiscal Year Ended December 31, 1997
                              (Individual Grants)

                                    Number of Shares        Percent of Total     Exercise
                                of Class B Common Stock      Options Granted       Price          Expiration
            Name                 Underlying Options(1)       in Fiscal Year      Per Share           Date
----------------------------    -----------------------     ----------------     ----------   -----------------
Michael S. Jacobs ..........            250,000                   31.8%           $ 2.00      November 20, 2006
Jay J. Matulich ............            250,000                   31.8%           $ 2.00      November 20, 2006

     ----------------
    (1) Consists of shares of Class B Common Stock underlying options granted under the Stock Option Plan.

      Aggregated Option Exercises in Fiscal Year Ended December 31, 1997
                    And Option Values at December 31, 1997

                                   Number of Shares of Class B
                                          Common Stock
                                 Underlying Unexercised Options
                                     at December 31, 1997(1)         Value of Unexercised
                                 -------------------------------    In-the-Money Options at
             Name                 Exercisable     Unexercisable        December 31, 1997
------------------------------   -------------   ---------------   ------------------------
   Michael S. Jacobs .........      83,333          166,667                  None
   Jay J. Matulich ...........      83,333          166,667                  None

     ----------------
    (1) Consists of shares of Class B Common Stock underlying options granted under the Stock Option Plan.

Indemnification

The Company's Certificate of Incorporation provides for indemnification rights of officers, directors, and others and limits the personal liability of directors for monetary damages to the extent permitted by Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted for directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "Description of Securities--Delaware Law and Certain Charter Provisions."

1997 Stock Option Plan

     General. The Company has established the Company's 1997 Stock Option Plan (the "Stock Option Plan"), which the Company believes is desirable to attract and retain executive officers, other key employees and directors and to further the growth and profitability of the Company. Under the Stock Option Plan, options to purchase an aggregate of not more than 1,500,000 shares of Class B Common Stock may be granted from time to time to key employees (including officers), consultants and directors of the Company. The Company may not grant options covering more than 500,000 shares to any one participant during any fiscal year. Options shall be designated as Incentive Stock Options ("ISOs") or Nonqualified Stock Options ("NQSOs").


     The Stock Option Plan is anticipated to be administered by Mr. Bulent Gultekin, an outside director of the Company. Upon the election of an additional outside director, such person would be asked to join a committee with Mr. Gultekin to administer the Stock Option Plan. Mr. Gultekin is, and upon such appointment, the committee would be generally empowered to interpret the Stock Option Plan; to prescribe rules and regulations relating thereto; to determine the terms of the option agreements; to amend the option agreements with the consent of the optionee; to determine the key employees and directors to whom options are to be granted; and to determine the number of shares subject to each option and the exercise price thereof. The per share exercise price of options granted under the Stock Option Plan will be not less than 100% (110% for ISOs if the optionee owns more than 10% of the Class B Common Stock) of the fair market value per share of Class B Common Stock on the date the options are granted.


     Options will be exercisable for a term that will not be greater than ten years from the date of grant (five years from the date of grant of an ISO if the optionee owns more than 10% of the Class B Common Stock). In the event of the termination of such relationship between the option holder and the Company for cause (as defined in the Stock Option Plan), all options granted to that option holder terminate immediately. Options may be exercised during the option holder's lifetime only by the option holder, his or her guardian or legal representative.

     Options granted pursuant to the Stock Option Plan which are ISOs are intended to enjoy the attendant tax benefits provided under Sections 421 and 422 of the Code. Accordingly, the Stock Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Class B Common Stock subject to ISOs exercisable for the first time by an option holder during any calendar year (under all plans of the company) may not exceed $100,000.

     The Board may modify, suspend or terminate the Stock Option Plan; provided, however, that certain material modifications affecting the Stock Option Plan must be approved by the stockholders, and any change in the Stock Option Plan that may adversely affect an option holder's rights under an option previously granted under the Stock Option Plan requires the consent of the option holder.

     Existing Stock Options. Under the Stock Option Plan, the Company has outstanding ISOs to Jay J. Matulich, Michael S. Jacobs, N. Bulent Gultekin and Richard Lane, employees and/or directors of the Company at the time of such grants, to purchase 250,000, 250,000, 25,000 and 10,000 shares of Class B Common Stock, respectively. All of such ISOs vest at the rate of one-third of the total number of options granted at the end of each of the first three anniversaries of the original date of grant and are exercisable at an exercise price of $2.00 per share for a period of ten years from the original date of grant.


401(k) Plan

     ICG maintains a 401(k) Plan (the "401(k) Plan") through a national mutual fund company that is available to all employees. An employee may contribute on a pre-tax basis up to 15% of the employee's total annual wages from ICG, subject to annual limitations prescribed by the International Revenue Code. Employee contributions are fully vested and non-forfeitable at all times.

     ICG makes matching contributions to the 401(k) Plan on behalf of its employees, subject to funding availability. ICG uses a matching formula under which it contributes $.50 for each $1.00 contributed by employees. Fifty percent of the matching contributions vest immediately while the remaining fifty percent vest one year after the contribution. Once vested, the matching contributions are non-forfeitable at all times.


                             CERTAIN TRANSACTIONS

     The Company requires that all material transactions with affiliates be made on terms that are no less favorable to the Company than those that can be obtained from unaffiliated third parties. Such transactions will be approved by a majority of the Company's independent directors.

     In connection with the Share Exchange, the Company issued an aggregate of 2,906 additional shares of Common Stock to certain stockholders and former officers of the Company in exchange for the release by such individuals of obligations owed to them from the Company in the aggregate of $46,343, thereby converting such debt into equity. Such shares were valued at their fair value of $6,539 ($2.25 per share) and the Company, in connection with such issuance, recorded a gain of $39,804.

     On March 26, 1997, the Company loaned $200,000 to an entity controlled by Messrs. Ronald B. Koenig and Stanley Hollander, two of the Company's Directors. The note, which was due on March 26, 1998 and carried interest at the rate of 6% per annum. Such note, when issued, was approved by a majority of the independent members of the Board of Directors of the Company. The note was repaid on April 9, 1998.

     On March 27, 1997, the Company completed a private offering (the "Private Offering") of its Common Stock at $2.25 per share pursuant to Regulation D and Regulation S, each as promulgated under the Securities Act. The Private Offering, which yielded gross proceeds to the Company of $1,236,366, was offered and sold through Capital Growth International LLC ("CGI"), as placement agent, which was paid $74,181.96 in commissions in connection therewith, $39,074.76 of which was used to compensate certain sub-placement agents. CGI is an affiliate of the Company and ICG. Several of the officers and directors of the Company and ICG are also officers and directors of CGI. Additionally, the beneficial holders of 100% of the membership interests in CGI beneficially hold 47.44% of the outstanding capital stock of the Company, which holds 100% of the outstanding capital stock of ICG. Messrs. Ronald B. Koenig, Chairman of the Board of Directors, President and Chief Executive Officer of the Company and ICG, and Stanley Hollander, Senior Vice President and a Director of the Company and Vice President and a Director of ICG, each own a 50% interest in Sachem Financial Consultants, L.P., which holds a 60% membership interest in CGI. Messrs. Koenig and Hollander beneficially own 15.49% and 15.12% of the outstanding capital stock of the Company, respectively. Mr. Emanuel Arbib, a former Director of the Company and ICG, may be deemed to beneficially own a 30% membership interest in CGI and 16.83% of the outstanding capital stock of the Company.

     The Company, ICG, CGI and EGAC share the use of approximately 855 square feet of office space at 660 Steamboat Road, Greenwich, Connecticut 06830. The lease on such property, which expires on September 30, 1998, is held by CGI. Rent for use of such property which is $6,250.00 per month, is paid by ICG at no cost to CGI or EGAC.

     The Company, ICG, CGI and EGAC share the use of approximately 700 square feet of office space at 777 South Flagler Drive, 8th Floor, West Tower, West Palm Beach, Florida 33401. The monthly tenancy on such property is in favor of ICG. Rent for use of such property, which is $2,500 per month, is paid by ICG at no cost to CGI and EGAC.

     The Company, ICG and CGI share the use of approximately 2,040 square feet of office space at 2425 Olympic Boulevard, #660E, Santa Monica, California 90404. The lease on such property, which expires on November 30, 2000, is held by ICG. Rent for use of such property, which is $5,834 per month, is paid by ICG at no cost to CGI.

     The Company, ICG and CGI share the use of approximately 325 square feet of office space at 4 Hill Street, London, England W1X 7FU, consisting of one separate office for use by the Company and ICG pursuant to a sub-lease held by CGI expiring in October 2111 for monthly rent of $2,467.50 payable by ICG. The lease on the premises is held by an entity that may be deemed to be beneficially owned by Emanuel Arbib, a principal shareholder and former director of the Company.

     Effective January 1, 1997, CGI assigned to ICG all rights and obligations in connection with two Financial Advisory and Consulting Agreements (the "Consulting Agreements") each of which are between CGI and a separate publicly-held company. The Consulting Agreements, which were entered into in connection with CGI's investment banking business, were assigned to ICG for no consideration. One Consulting Agreement, which expires on July 30, 1998, currently provides for monthly payments to ICG of $2,500 and compensation rights in favor of ICG if certain business transactions introduced by ICG to such public company are consummated. The other Consulting Agreement currently grants to ICG a right of first refusal, exercisable until April 26, 1998, to offer securities of such public company and provides for certain compensation rights in favor of ICG if certain business transactions introduced by ICG to such public company are consummated.

     During the fiscal year ended December 31, 1997, the Company paid consulting fees of $99,000 to Helix Investments Limited, a stockholder of CGH, in connection with the organization of road show presentations in London, England relating to an offering made pursuant to Regulation S as promulgated under the Securities Act for which ICG acted as placement agent.

     Alan L. Jacobs, the Company's and ICG's Executive Vice President, has taken a temporary leave of absence from his full-time employee responsibilities with such entities. Mr. Jacobs continues in such capacities on a part-time basis and as director and therefore continues to be active in new business development. Mr. Jacobs has become Senior Advisor to and is being compensated by First American Railways, Inc., a client of ICG. During the period between January 1, 1998 and March 31, 1998, Mr. Jacobs was paid $75,000 for such services. Mr Jacobs has not received and will not receive any salary from the Company or ICG while on leave of absence but will receive, during such time, 25% of the net profit on any financing transaction generated by Mr. Jacobs. It is anticipated that Mr. Jacobs will re-join the Company and ICG as a full-time employee in three to six months.


     On May 19, 1998, ICG sold to John Booth, who resigned as a director of the Company as of June 1, 1998, ICG's 50% interest in CGE for approximately $4,000, which price represented approximately 50% of the value of CGE's cash accounts. Such transaction was approved by a majority of the Company's disinterested directors.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information with respect to the beneficial ownership of the Company's capital stock as of June 8, 1998, by (i) any person who is known to the Company to be the beneficial owner of more than five percent of the capital stock of the Company; (ii) each director of the Company; (iii) the Company's chief executive officer during the last completed fiscal year; (iv) each officer of the Company; and (v) all current directors and officers of the Company as a group. Except as noted below, each person has sole voting and investment power with respect to all shares of capital stock of the Company listed as owned by such person.



                                                          Amount and
Name and Address of                                        Nature of          Percent of
Beneficial Owner(1)                                  Beneficial Ownership      Class(2)
-------------------------------------------------    --------------------     ----------
Rush & Co.
 Swiss American Securities
 100 Wall Street
 4th Floor
 New York, NY 10005 .............................          3,586,344(3)(4)       18.10%
Emanuel Arbib ...................................          3,336,334(4)          16.84%
Ronald B. Koenig ................................          3,072,270             15.51%
Stanley Hollander ...............................          2,997,270(5)          15.13%
Hollander Family Partnership LP. ................          2,997,270(5)          15.13%
Alan L. Jacobs ..................................          2,778,126             14.02%
Michael S. Jacobs ...............................            830,333(6)           4.17%
Jay J. Matulich .................................            828,333(7)           4.16%
N. Bulent Gultekin ..............................              8,333(8)            .04%
All current directors and
 officers as a group ............................         10,514,665(9)          52.60%


----------------
 (1) Each beneficial owner for which an address is not listed has an address c/o Capital Growth Holdings, Ltd., 660 Steamboat Road, Greenwich, CT 06830

 (2) Based on a total of 19,814,496 shares of capital stock outstanding consisting of 3,383,496 shares of Common Stock and 16,431,000 shares of Class B Common Stock, all of which vote together as one class.

 (3) Consists of 3,536,334 shares of Class B Common Stock, 25,000 shares of Common Stock and 25,000 Warrants.


 (4) Rush & Co., holds 3,336,334 shares of Class B Common Stock for the benefit of Capital Growth Holdings, Limited, a Turks & Caicos Islands corporation. Fifty percent of Capital Growth Holdings, Limited is owned by entities which may be deemed to be in the control of Mr. Emanuel Arbib. As such, Mr. Arbib may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by Capital Growth Holdings, Limited. Other than such holdings, Mr. Arbib owns no capital stock of the Company.

 (5) Stanley Hollander, Senior Vice President and Director of the Company, may be deemed to be the beneficial owner of the shares of the Company held by Hollander Family Partnership LP. Other than such holdings, Mr. Hollander owns no capital stock of the Company.

 (6) Consists of 747,000 shares of Class B Common Stock and options exercisable to purchase 83,333 shares of Class B Common Stock that are currently vested. Mr. Jacobs holds options to purchase a total of 250,000 shares of Class B Common Stock which vest at the rate of one-third of the total grant at the end of each of the first three anniversaries of the date of the grant, November 21, 1996.

 (7) Consists of 745,000 shares of Class B Common Stock and options exercisable to purchase 83,333 shares of Class B Common Stock that are currently vested. Mr. Matulich holds options to purchase a total of 250,000 shares of Class B Common Stock which vest at the rate of one-third of the total grant at the end of each of the first three anniversaries of the date of grant, November 21, 1996.

 (8) Consists of stock options exercisable to purchase 8,333 shares of Class B Common Stock that are currently vested. Mr. Gultekin holds options to purchase a total of 25,000 shares of Class B Common Stock which vest at the rate of one-third of the total grant at the end of each of the first three anniversaries of the date of grant, November 21, 1996.

 (9) Consists of 10,339,666 shares of Class B Common Stock and stock options exercisable to purchase 174,999 shares of Class B Common Stock.

                            SELLING SECURITYHOLDERS


     The shares of Common Stock offered hereby are owned by the Selling Securityholders. The following table sets forth certain information with respect to the ownership of the Common Stock by each Selling Securityholder as of June 8, 1998.


                                          Shares Beneficially
                                              Owned Before
                                            the Offering (1)                          Shares Beneficially
Name and Address                      ----------------------------       Shares           Owned After
of Beneficial Owner                    Shares (2)     Percent (3)     Offered (4)        the Offering
-----------------------------------   ------------   -------------   -------------   --------------------
Rosebud Capital Growth Fund Ltd.
 c/o Dawn E. Davies
 Charlotte House
 Charlotte Street
 P.O. Box N9204
 Nassau, Bahamas ..................     900,000           24.77%       900,000                0
Banca del Gottardo
 Attn: Mr. Diego Lucchini
 Viale Stefano Franscini 8
 6901 Lugano, Switzerland .........     404,000           11.43%       404,000                0
Edgeport Nominees Limited
 c/o Ian Goldbart
 44 Worship Street
 London EL2A 2JT
 England ..........................     337,500            9.50%       337,500                0
Republic National Bank of New York
 2 Place du Lac
 1211 Geneva 3
 Switzerland ......................     300,000            8.49%       300,000                0
Fairnoon Management Ltd.
 11 Queen Street
 London WIX 7PD
 England ..........................     250,000            7.13%       250,000                0
Giant Trading Inc.
 Passage Max Meuron 1
 Case Postale 1461
 2001 Neuchatel
 Switzerland ......................     200,000            5.91%       200,000                0
Gems Opportunity Fund
 c/o MeesPierson Fund Services
 (Dublin) Ltd.
 4th Floor, Russell House
 Stokes Place, St. Stephens Green
 Dublin 2, Ireland ................     200,000            5.74%       200,000                0
Napier Brown Holdings Ltd.
 International House
 1 St. Katherine's Way
 London, E1 9UN ...................     200,000            5.74%       200,000                0
Cameo Trust Corporation Limited
 Cameo House
 18 Hope Street
 Douglas, Isle of Man
 British Isles
 1M1 1AQ ..........................     188,000            5.42%       188,000                0

                                         Shares Beneficially
                                             Owned Before
                                           the Offering (1)                         Shares Beneficially
Name and Address                     ----------------------------      Shares           Owned After
of Beneficial Owner                   Shares (2)     Percent (3)     Offered (4)        the Offering
----------------------------------   ------------   -------------   -------------   --------------------
Josef A. Bauer
 820 Park Avenue
 New York, NY 10021 ..............     150,000           4.34%         150,000                0
P. G. Ridgwell
 c/o Napier Brown Holdings Ltd.
 International House
 1 St. Katherine's Way
 London, E1 9UN ..................     150,000           4.34%         150,000                0
Bocap AS
 Attn: Mr. Ove Hoegh
 Perkveien 55
 Box 2416 Solli
 0201 Oslo, Norway ...............      89,222           2.64%          89,222                0
Susan Greenberg
 1185 Corsica Drive
 Los Angeles, CA 90272 ...........      74,444           2.18%          74,444                0
Neil Micklethwaite
 26 Spencer Road
 London SW18 2LS
 UK ..............................      66,000           1.95%          66,000                0
Corner Bank Ltd.
 Attn: Landi Vittoria
 Via Canova 16
 6901 Lugano Switzerland .........      61,111           1.81%          61,111                0
Messina Holdings Limited
 c/o Maitland & Company
 P.O. Box 75
 Douglas IM99 1EP
 Isle of Man .....................      60,000           1.77%          60,000                0
Vital Miljo AS
 Bjarne Odegaard
 Radhusgt 7B
 0151 Oslo
 Norway ..........................      55,931           1.64%          55,931                0
Harvey R. Brice
 Superior Ink Printing Co., Inc.
 70 Bethune Street
 New York, NY 10014 ..............      50,000           1.47%          50,000                0
Luciano R. Nicasio
 111 Highland Avenue
 Rowayton, CT 06853 ..............      50,000           1.47%          50,000                0
Saracen International Incorporated
 c/o Walter Prime
 50 Shirley Street
 P.O. Box N-341
 Nassau, The Bahamas .............      50,000           1.47%          50,000                0

                                            Shares Beneficially
                                                Owned Before
                                              the Offering (1)                         Shares Beneficially
Name and Address                        ----------------------------      Shares           Owned After
of Beneficial Owner                      Shares (2)     Percent (3)     Offered (4)        the Offering
-------------------------------------   ------------   -------------   -------------   --------------------
Cogefin (Bermuda) Limited
 Bermuda Commercial Bank Building
 44 Church Street
 Hamilton HM12
 Bermuda ............................     50,000            1.48%         50,000                0
Auric Investments Limited
 24 St. George's Street
 Douglas
 Isle of Man
 1M1 1AH ............................     50,000            1.48%         50,000                0
Anthony Hopenhajm
 Trianon
 16 West 46th Street
 New York, NY 10036 .................     50,000            1.47%         50,000                0
Rush & Company
 Attn: John D.S. Booth
 92 Fentiman Road
 London SW8 1LA
 England ............................     50,000            1.47%         50,000                0
Gary Barnett
 621 South Saltair Avenue
 Los Angeles, CA 90049 ..............     50,000            1.47%         50,000                0
Pyramid Partners, LP
 c/o Steven Blatt
 Tanner, Mainstain & Hoffer
 10866 Wilshire Blvd., 10th Floor
 Los Angeles, CA 90024-0478 .........     35,000            1.03%         35,000                0
Madeliene Curtiss
 Datchet House
 London Road
 Datchet, Windsor Berks
 UK .................................     30,000               *          30,000                0
Berhold Overseas SA
 c/o Froriep Wrengli
 Bellerive Strasse 201
 8034 Zurich
 Switzerland ........................     30,000               *          30,000                0
NWT Nominees Limited
 c/o New World Trust
 16 Rue de la Pelisserie
 1211 Geneve 3
 Switzerland ........................     30,000               *          30,000                0
Robert Zelinka
 7612 Marbella Terrace
 Boca Raton, FL 33433 ...............     29,125               *          29,125                0
Merit Partners
 Attn: Jeffry Schoenbaum
 402 S. Westshore Blvd
 Tampa, FL 33609 ....................     25,000               *          25,000                0

                                           Shares Beneficially
                                               Owned Before
                                             the Offering (1)                         Shares Beneficially
Name and Address                       ----------------------------      Shares           Owned After
of Beneficial Owner                     Shares (2)     Percent (3)     Offered (4)        the Offering
------------------------------------   ------------   -------------   -------------   --------------------
Bostar AS
 Attn: Mr. Ove Hoegh
 Parkveien 55
 P.O.B. 2416, Solli
 N-0201, Oslo ......................     25,000            *             25,000                0
Allan M. Rudnick IRA R/O
 1800 Avenue of the Stars, 2nd Floor
 Los Angeles, CA 90067 .............     25,000            *             25,000                0
Shelby Developments Limited
 c/o Line Management Services
 Limited
 57-63 Line Wall Road
 Gibraltar .........................     25,000            *             25,000                0
Robert S. London
 212 Aurora Drive
 Montecito, CA 93108 ...............     25,000            *             25,000                0
Mamimu Ltd.
 c/o Aaron Grunfeld, Esq.
 10390 Santa Monica Boulevard
 4th Floor
 Los Angeles, CA 90025 .............     25,000            *             25,000                0
Joseph Matulich and Lillian Matulich
 as Co-Trustees of Matulich Living
 Trust dtd 7/19/90
 675 Harrow Drive
 San Mateo, CA 94402 ...............     25,000            *             25,000                0
Raphael & Bella Wizman JTWROS
 40 Kings Park Road
 Commack, NY 11725 .................     24,444            *             24,444                0
CM Investment Nominees Ltd.
 9 Devonshire Square
 London EC2M 4YL
 UK ................................     20,000            *             20,000                0
The Rogoff Family Trust
 1700 Banks Road
 Margate, FL 33063 .................     18,333            *             18,333                0
Eliezer J. Wizman & Karen A
 Wizman JTWROS
 12 Shelton Court
 Commack, NY 11725 .................     15,000            *             15,000                0
Asher Plaut and Evelyn Plaut
 JTWROS
 127 Fields Avenue
 Staten Island, NY 10314 ...........     12,500            *             12,500                0
Craig A. Blumberg
 209 East 56th Street, #9A
 New York, NY 10022 ................     12,500            *             12,500                0

                                          Shares Beneficially
                                              Owned Before
                                            the Offering (1)                         Shares Beneficially
Name and Address                      ----------------------------      Shares           Owned After
of Beneficial Owner                    Shares (2)     Percent (3)     Offered (4)        the Offering
-----------------------------------   ------------   -------------   -------------   --------------------
Edward Haymes
 7108 Queenferry Circle
 Boca Raton, FL 33496 .............     12,222            *             12,222                0
Orrin S. and Jeffrie K. Stern, TBE
 6329 NW 23rd Way
 Boca Raton, FL 33496 .............     12,222            *             12,222                0
John J. Heckler & Lenore F. Heckler
 JTWROS
 PO Box 3257
 Telluride, CO 81435 ..............     12,222            *             12,222                0
Thomas A. & Ellen Weiss JTWROS
 17381 Springtree Lane
 Boca Raton, FL 33487 .............     12,222            *             12,222                0
Richard M. & Gail L. Weiss
 JTWROS
 9050 SW 69th Court
 Miami, FL 33156 ..................     12,222            *             12,222                0
Sid Paterson
 1385 York Ave. Apt. 34H
 New York, NY 10021 ...............     12,222            *             12,222                0
Badger AS
 Attn: Peter Barrington Kirk
 Overbergun 22B
 1315 Nesoya Norway ...............     12,222            *             12,222                0
Wartels International Corp.
 Attn: Mrs. Denise Webster
 12 Chemin De La Garance
 1208 Geneva
 Switzerland ......................     12,222            *             12,222                0
Anne P. & Harry Newman, Jr
 JTWROS
 5530 The Toledo
 Long Beach, CA 90803 .............     12,222            *             12,222                0
Harper, Allen C. & Carol E
 JTWROS
 5841 SW 116th Street
 Coral Gables, FL 33156 ...........     12,222            *             12,222                0
Harry O. Hefter
 3227 Greenleaf Ave
 Wilmette, IL 60041 ...............     12,000            *             12,000                0
The Marvin J. Richman Family Trust,
 dtd 3/22/85
 149-1/2 South Camden Drive
 Beverly Hills, CA 90212 ..........     10,000            *             10,000                0
Alan W. Rubin
 922 South Barrington Ave. #102
 Los Angeles, CA 90049 ............     10,000            *             10,000                0

                                            Shares Beneficially
                                                Owned Before
                                              the Offering (1)                         Shares Beneficially
Name and Address                        ----------------------------      Shares           Owned After
of Beneficial Owner                      Shares (2)     Percent (3)     Offered (4)        the Offering
-------------------------------------   ------------   -------------   -------------   --------------------
Societe Financiere Privee SA
 Attn: Mr. Christophe Pele
 3, rue Maurice
 Casa Postale 3668
 1211 Geneve 3 ......................      10,000           *             10,000                 0
Eurocapital, Ltd.
 c/o GFI Servizi Finanziari SA
 Via Balestra 27
 Lugano, Switzerland
 6900 ...............................       9,287           *              9,287                 0
Paul J. Coughlin III
 687 River Rd
 Cos Cob, CT 06807 ..................       7,500           *              7,500                 0
Cowen & Co. Cust Daniel Plant SEP IRA
 Financial Square
 New York, NY 10005 .................       6,111           *              6,111                 0
Ruth Zelinka
 200 E. 57th Street
 New York, NY 10022 .................       6,111           *              6,111                 0
Sverre O. Lie
 Department of Pediatrics
 University Hospital
 0027 Oslo, Norway ..................       4,000           *              4,000                 0
Brill Securities, Inc.
 152 W. 57th Street
 New York, NY 10019 .................       3,813           *              3,813                 0
Gary Pearson
 37 Millfarm Rd.
 Stoughton, MA 02072 ................        1462           *               1462                 0
Pellet Investments
 5063 Toole Avenue
 Missoula, MT 59802 .................         366           *                366                 0

----------------
* Less than 1%

(1) Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the Common Stock indicated as beneficially owned thereby.

(2) These share amounts include up to an aggregate of 1,637,484 shares which may be issued to certain Selling Securityholders upon the exercise of the Warrants.

(3) In accordance with Rule 13d-2 of the Exchange Act, shares that are not outstanding, but that are issuable pursuant to the exercise of outstanding Warrants, all of which are exercisable within 60 days of the date of this Prospectus, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person. See "Description of Securities."

(4) With respect to the Selling Securityholders, it has been assumed that all their shares so offered will be sold.

                           DESCRIPTION OF SECURITIES

Capital Stock of Capital Growth Holdings, Ltd.

     CGH has 145,000,000 shares of authorized capital stock, consisting of 100,000,000 shares of common stock, par value $.001 per share ("Common Stock"), 25,000,000 shares of Class B common stock, par value $.001 per share ("Class B Common Stock") and 20,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock").

     Common Stock. Each holder of Common Stock is entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of Common Stock vote in one class with the holders of Class B Common Stock. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to a $38,000 arrearage on the Company's converted Series A and Series B Preferred Stock and any preferences that may be applicable to any future issuances of preferred stock, the holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock along with the holders of Class B Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for any class of stock that may be granted in the future having preference over Common Stock and Class B Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable. The approval of holders of a majority of the outstanding shares of Common Stock is required to vary the rights of the Common Stock.

     Class B Common Stock. Each holder of the Class B Common Stock is entitled to one vote for each share held of record on all matters to be voted on by stockholders. The holders of the Class B Common Stock vote in one class with the holders of Common Stock. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to a $38,154 arrearage on the Company's converted Series A and Series B Preferred Stock, the preferences applicable to the outstanding Common Stock and any preferences that may be applicable to any future issuances of preferred stock, the holders of Class B Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to a $.20 per share limitation on dividends in 1998. See "Dividend Policy." In the event of liquidation, dissolution or winding up of the Company, the holders of Class B Common Stock along with the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for any class of stock that may be granted in the future having preference over the Class B Common Stock and Common Stock. Holders of shares of Class B Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Class B Common Stock, except that each share of Class B Common Stock will automatically convert into one share of Common Stock (subject to adjustment under certain circumstances) on December 31, 1998. All of the outstanding shares of Class B Common Stock are fully paid and nonassessable. The approval of holders of a majority of the outstanding shares of Class B Common Stock is required to vary the rights of the Class B Common Stock.

     Preferred Stock. The Preferred Stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors may declare by resolution. The rights, preferences and limitations of separate series of Preferred Stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. The potential exists, therefore, that additional shares of Preferred Stock might be issued which would grant dividend preferences and liquidation preferences to preferred stockholders over common stockholders in addition to those already in existence with respect to the Designated Preferred Stock. Unless the nature of a particular transaction and applicable statute require such approval, the Board of Directors has the authority to issue shares of Preferred Stock without stockholder approval. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control without any further action by stockholders.

     Redeemable Warrants. The Company currently has 1,637,484 Redeemable Warrants issued and outstanding. The following is a brief summary of certain provisions of the Redeemable Warrants.

     Each Redeemable Warrant entitles the registered holder to purchase one share of Common Stock at an initial exercise price of $4.00 per share (subject to adjustment for stock splits, combinations and reclassifications) at any time prior to redemption from October 3, 1996, October 15, 1996, March 20, 1997, and March 27, 1997 until October 3, 1999, October 15, 1999, March 20, 2000 and March 27, 2000, respectively, as the case may be. Redeemable Warrants may be redeemed by the Company at $.05 per Redeemable Warrant on 30 days' notice, provided that (i) certain securities are registered under the Securities Act and applicable state blue sky laws, (ii) a current Prospectus is then available for the sale of such securities, and (iii) the closing bid price for the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded equals or exceeds $6.00 for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.

     The Redeemable Warrants are not exercisable or redeemable unless, at the time of the exercise or redemption, the Company has a current Prospectus covering the shares of Common Stock issuable upon the exercise of such warrants, or such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of such warrants. Moreover, if the shares of Common Stock underlying the Redeemable Warrant are not registered or qualified for sale in the state in which a warrant holder resides, such holder might not be permitted to exercise the Redeemable Warrants.

     If the Company has a current Prospectus covering the shares of Common Stock issuable upon exercise of the Redeemable Warrants, or such shares have been registered, qualified or deemed exempt under Federal and applicable State securities laws, each Redeemable Warrant may be exercised by surrendering the warrant certificate, with the subscription form attached to the warrant certificate properly completed and executed, together with payment of the exercise price to the warrant agent. The Redeemable Warrants may be exercised in whole or from time to time in part. If less than all of the Redeemable Warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of Redeemable Warrants.

     The Redeemable Warrants do not confer upon the holders thereof any voting, dividend or other rights as shareholders of the Company.

     Consulting Warrants. The Company issued redeemable warrants to purchase up to 250,000 shares of Class B Common Stock (the "Consulting Warrants") in exchange for consulting services to be rendered on behalf of the Company. Of the 250,000 Consulting Warrants, 52,083 of the Consulting Warrants vested on a pro rata basis based upon the period of time that such consulting services were provided to the Company and the balance were forfeited.

     In accordance with such vesting schedule, the Consulting Warrants entitle the registered holder to purchase up to 52,083 shares of Class B Common Stock at an initial exercise price of $2.00 per share (subject to adjustment for stock splits, combinations and reclassifications) at any time prior to redemption from the date of issuance until November 3, 1999. The Consulting Warrants may be redeemed by the Company at $.05 per Redeemable Warrant on 30 days' notice, provided that (a) the shares of Common Stock underlying the Class B Common Stock underlying the Consulting Warrants are registered under the Securities Act and applicable state blue sky laws, (b) a current Prospectus is then available for the sale of the Common Stock, and (c) the closing bid price for the Common Stock as reported by Nasdaq, the OTC Bulletin Board, or such other market on which the Common Stock is then traded equals or exceeds $6.00 for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption.


Delaware Law and Certain Charter Provisions

     Under Delaware law, directors and officers of a Delaware corporation can generally be held liable for certain types of negligence and other acts and omissions in connection with the performance of their duties to the corporation and its stockholders. As permitted by the Delaware General Corporation law (the "Delaware GCL"), however, the Certificate of Incorporation contains a provision eliminating the liability of the Company's directors and officers for monetary damages for breaches of their duty of care to the Company and the stockholders, except as described below.

     Such provision does not eliminate liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware GCL; or (iv) for any transaction from which the director derives an improper personal benefit. Such provision does not eliminate the duty of care, but only eliminates liability for monetary damages for breaches of such duty under various circumstances. Accordingly, such provision has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a breach of the duty of care. Equitable remedies may not, however, be wholly effective to remedy the injury caused by any such breach.

     The Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law and advance expenses to such directors and officers to defend any action for which rights of indemnification are provided. In addition, the Certificate of Incorporation permits the Company to grant such rights to its employees and agents. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors, officers and employees.

     The Company is subject to the provisions of Section 203 of the Delaware GCL, an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or certain other exceptions apply. For purposes of Section 203, a "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associated, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.


Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is American Securities Transfer & Trust, Inc., Lakewood, Colorado.

                             PLAN OF DISTRIBUTION

     This Prospectus covers the sale of Shares by the Selling Securityholders. Any distribution of any such securities by the Selling Securityholders, or by their pledgees, donees, transferees or other successors in interest may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire securities for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may change from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the OTC Bulletin Board or on one or more exchanges on which the securities are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices; or (d) by any other legally available means. Neither ICG, a wholly-owned subsidiary of the Company, nor CGI, an affiliate of the Company, each a registered broker-dealer with the SEC and a member of the NASD, will participate in the distribution of this offering in any capacity.

     The Company will not receive any proceeds from the sale of the Shares offered hereby. The aggregate proceeds to the Selling Securityholders from the securities offered hereby will be the offering price less applicable commissions or discounts, if any. There is no assurance that the Selling Securityholders will sell any of the securities offered hereby.

     The Selling Securityholders and such underwriters, brokers, dealers or agents, upon effecting a sale of securities, may be considered "underwriters" as that term is defined in the Securities Act. Sales effected through agents, brokers or dealers will ordinarily involve payment of customary brokerage commissions although some brokers or dealers may purchase such securities as agents for others or as principals for their own account. The Selling Securityholders will pay any sales commissions or other sellers' compensation applicable to such transactions. A portion of any proceeds of sales and discounts, commissions or other sellers' compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

     Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the securities offered hereby may not simultaneously engage in market making activities for the Common Stock for a period of five business days prior to the commencement of such distribution. In addition, each Selling Securityholder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which provisions may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market making activities for the Common Stock.

     At the time a particular offering of securities is made, to the extent required, a Prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

     In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.

     The Company has agreed that it will bear all costs, expenses and fees in connection with the registration or qualification of the Shares under federal and state securities laws. The Company and each Selling Securityholder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the securities, including liabilities arising under the Securities Act.

                        SHARES ELIGIBLE FOR FUTURE SALE

     The Company has 3,383,496 shares of Common Stock outstanding. Of these shares, the 3,083,496 shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as defined in the Securities Act and the rules and regulations thereunder) which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act. Of the remaining 300,000 shares, 11,166 are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering. Of these, a total of 8,260 shares will become available for sale 90 days after the date of this Prospectus, subject to the provisions of Rule 144 under the Securities Act. Further, the Company has 16,431,000 shares of Class B Common Stock issued and outstanding, all of which are "restricted securities." Such shares of Class B Common Stock will automatically convert to Common Stock on December 31, 1998, at which time such shares of Common Stock may be sold in compliance with Rule 144.

     In general, under Rule 144, as currently in effect, beginning 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder (or stockholders whose shares are aggregated), including an affiliate of the Company, who beneficially has owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of one percent of the then outstanding shares of Common Stock (approximately 33,985 shares immediately after this offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, affiliates of the Company must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of Common Stock which are not restricted securities. Under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company and the date they were acquired from an affiliate of the Company, a stockholder who is not an affiliate of the Company at the time of sale and has not been an affiliate at any time during the 90 days prior to the sale would be entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144, other than the requirements as to the availability of current public information about the Company.

     Prior to this offering, there has been only a limited public market for the Common Stock. The Company can make no predictions as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 LEGAL MATTERS

     Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                    EXPERTS

     The financial statements of Capital Growth Holdings, Ltd. as of December 31, 1997 and for year ended December 31, 1997 and for the period February 26, 1996 (inception) through December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Richard A. Eisner & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                            ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement and the exhibits and schedules filed as a part thereof. The Registration Statement, including the exhibits and schedules thereto, may be inspected, without charge, at the Public Reference Section of the Commission at 450 Fifth Street N.W., Washington, D.C., and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York, and 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http:\\www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

     The Company intends to make available to its stockholders annual reports containing financial statements audited by an independent certified public accounting firm. In addition, the Company intends to make available to its stockholders quarterly reports containing unaudited financial information for each of the first three fiscal quarters of each year.

                         CAPITAL GROWTH HOLDINGS, LTD.
                                AND SUBSIDIARY

                         INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                           -----
Consolidated Financial Statements

Independent auditors' report ............................................   F-2

Balance sheet as of December 31, 1997 ...................................   F-3

Statements of operations for the year ended December 31, 1997 and for the period from February 26, 1996 (inception) through
  December 31, 1996 .....................................................   F-4

Statements of changes in stockholders' equity for the year ended
  December 31, 1997 and for the period from February 26, 1996
  (inception) through December 31, 1996 .................................   F-5

Statements of cash flows for the year ended December 31, 1997 and for the
  period from February 26, 1996 (inception) through December 31, 1996 ...   F-6

Notes to financial statements ...........................................   F-7

Condensed balance sheet as of March 31, 1998 (unaudited) ................   F-16

Condensed statements of operations for the three months ended
  March 31, 1997 (unaudited) ............................................   F-17

Condensed statements of cash flows for the three months ended
  March 31, 1998 and March 31, 1997 (unaudited) .........................   F-18

Notes to financial statements ...........................................   F-19

                         INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Capital Growth Holdings, Ltd.
Greenwich, Connecticut

     We have audited the accompanying consolidated balance sheet of Capital Growth Holdings, Ltd. and subsidiary as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1997 and for the period from February 26, 1996 (inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the consolidated financial position of Capital Growth Holdings, Ltd. and subsidiary as of December 31, 1997, and the consolidated results of their operations and their consolidated cash flows for the year ended December 31, 1997 and for the period from February 26, 1996 through December 31, 1996 in conformity with generally accepted accounting principles.


/s/ Richard A. Eisner & Company, LLP
    --------------------------------
    Richard A. Eisner & Company, LLP

New York, New York
February 4, 1998

With respect to Note H,
March 26, 1998

With respect to Note N,
March 28, 1998

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997
                                (Notes A and B)

ASSETS
------
Cash and cash equivalents ...........................................................    $   810,659
Due from broker .....................................................................        273,131
Securities owned at market value (cost $1,136,359) (Note C[7]).......................        634,058
Securities not readily marketable, at fair value (cost $759,000) (Note C[7]).........        627,498
Note receivable and accrued interest from affiliate (Note H) ........................        209,000
Restricted cash (Note K[1]) .........................................................        102,334
Furniture, fixtures, equipment, and leasehold improvements
 (net of accumulated depreciation of $21,772) (Notes C[2] and D).....................        197,503
Customer list (net of accumulated amortization of $40,000) (Notes C[6] and E[7]).....         80,000
Investment in and advances to unconsolidated affiliate (Note C[8]) ..................         65,000
Other assets ........................................................................          2,000
                                                                                         -----------
                                                                                         $ 3,001,183
                                                                                         ===========
LIABILITIES
-----------
Accounts payable and accrued expenses ...............................................    $   179,251
Dividends payable--preferred stockholders ...........................................         38,154
Dividends payable--common stockholders ..............................................        191,165
Deferred revenue ....................................................................         74,038
                                                                                         -----------
                                                                                             482,608
                                                                                         -----------
Commitments and other matters (Notes H, I, J and K)

STOCKHOLDERS' EQUITY (Notes A, B, E, F and G)
---------------------------------------------
Preferred stock--$.001 par value; 20,000,000 shares authorized, none issued
Common stock--$.001 par value; 100,000,000 shares authorized;
 3,398,496 shares issued ............................................................          3,398
Class B common stock--$.001 par value; 25,000,000 shares authorized;
 16,431,000 shares issued and outstanding ...........................................         16,431
Additional paid-in capital ..........................................................      5,107,930
Accumulated deficit .................................................................     (2,525,584)
Subscription receivable .............................................................        (53,600)
Treasury stock--at cost (15,000 common shares) ......................................        (30,000)
                                                                                         -----------
                                                                                           2,518,575
                                                                                         -----------
                                                                                         $ 3,001,183
                                                                                         ===========

                       See notes to financial statements.

                         CAPITAL GROWTH HOLDINGS, LTD.
                                AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                     February 26, 1996
                                                                    Year Ended      (Inception) Through
                                                                   December 31,         December 31,
                                                                       1997                 1996
                                                                   ------------     -------------------
Revenue (Notes C[7] and C[10]):
 Consulting fees .............................................     $    359,914
 Private placement fees ......................................        3,383,137
 Net realized and unrealized loss on marketable
   and not readily marketable securities .....................         (448,971)
 Gain on debt settlement .....................................           39,804
 Interest income .............................................           94,170         $    22,033
                                                                   ------------         -----------
                                                                      3,428,054              22,033
                                                                   ------------         -----------

Operating expenses:
 Commission ..................................................          859,844
 General and administrative ..................................        3,448,980             740,649
 Equity in loss of unconsolidated affiliate ..................           86,115
 Write-down of advances to unconsolidated affiliate ..........           35,000
                                                                   ------------         -----------
                                                                      4,429,939             740,649
                                                                   ------------         -----------
Net loss .....................................................       (1,001,885)           (718,616)
Less cumulative preferred dividend ...........................          (29,624)             (8,530)
                                                                   ------------         -----------
Net loss attributable to common stockholders .................     $ (1,031,509)        $  (727,146)
                                                                   ============         ===========
Basic and diluted loss per common share, (Note C[5]) .........     $       (.07)        $      (.06)
                                                                   ============         ===========
Weighted average number of common shares outstanding--
 basic and diluted (Note C[5]) ...............................       15,655,000          11,613,000
                                                                   ============         ===========

                       See notes to financial statements.

                          CAPITAL GROWTH HOLDINGS, LTD.

                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (Notes A and B)


                                                                                             Series A                Series B
                                                                    Class B                 Convertible             Convertible
                                        Common Stock             Common Stock                Preferred               Preferred
                                  -----------------------   ----------------------    ---------------------   ---------------------
                                   Shares        Amount       Shares       Amount       Shares      Amount     Shares        Amount
                                  ---------   -----------   ----------   ---------    ---------   ---------   ---------   ---------
Issuance of common stock .......  2,549,000   $ 3,088,260
Issuance of common stock in a
 noncash transaction
 (Note E[7]) ...................                                60,000   $ 120,000
Issuance of Class B stock ......                            11,289,666     214,803
Issuance of Series A ...........                                                      4,001,334   $ 560,187
Issuance of Series B ...........                                                                              1,080,000   $ 226,800
Net loss .......................
                                  ---------   -----------   ----------   ---------    ---------   ---------   ---------   ---------
Balance--December 31, 1996 .....  2,549,000     3,088,260   11,349,666     334,803    4,001,334     560,187   1,080,000     226,800
Consulting expense attributable
 to warrants (Note F) ..........
Dividends declared .............
Recapitalization resulting from
 the acquisition of Capital
 Growth Holdings, Ltd.
 (Note B) ......................    297,094
Issuance of common stock
 (Note E[5]) ...................    549,496       922,075
Collection of subscription
 receivable ....................
Issuance of common stock to
 settle debt (Note H) ..........      2,906         6,539
June, 1997 exchange of shares
 of no par shares for $.001
 par value shares (Note A) .....               (4,013,476)                (323,453)
Conversion of Series A and B
 preferred stock into Class B
 common stock (Note E[1]) ......                             5,081,334       5,081   (4,001,334)   (560,187) (1,080,000)   (226,800)
Purchase of common stock
 (Note E[6]) ...................
Net loss .......................
                                  ---------   -----------   ----------   ---------    ---------   ---------   ---------   ---------
Balance--December 31, 1997 .....  3,398,496   $     3,398   16,431,000   $  16,431            0   $       0           0   $       0
                                  =========   ===========   ==========   =========   ==========   =========  ==========   =========


                                        Additional                                     Treasury Stock
                                         Paid-in     Accumulated    Subscription    --------------------
                                         Capital       Deficit       Receivable     Shares        Amount       Total
                                       ----------    -----------      --------      -------     --------    -----------
Issuance of common stock ...........                                                                        $ 3,088,260
Issuance of common stock in a
 noncash transaction
 (Note E[7]) .......................                                                                            120,000
Issuance of Class B stock ..........                                                                            214,803
Issuance of Series A ...............                                  $(55,600)                                 504,587
Issuance of Series B ...............                                                                            226,800
Net loss ...........................                 $  (718,616)                                              (718,616)
                                       ----------    -----------      --------      -------     --------    -----------
Balance--December 31, 1996 .........                    (718,616)      (55,600)                               3,435,834
Consulting expense attributable
 to warrants (Note F) ..............   $   35,417                                                                35,417
Dividends declared .................                    (805,083)                                              (805,083)
Recapitalization resulting from
 the acquisition of Capital
 Growth Holdings, Ltd.
 (Note B) ..........................      (46,322)                                                              (46,322)
Issuance of common stock
 (Note E[5]) .......................                                                                            922,075
Collection of subscription
 receivable ........................                                     2,000                                    2,000
Issuance of common stock to
 settle debt (Note H) ..............                                                                              6,539
June, 1997 exchange of shares
 of no par shares for $.001
 par value shares (Note A) .........    4,336,929                                                                     0
Conversion of Series A and B
 preferred stock into Class B
 common stock (Note E[1]) ..........      781,906                                                                     0
Purchase of common stock
 (Note E[6]) .......................                                                (15,000)    $(30,000)       (30,000)
Net loss ...........................                  (1,001,885)                                            (1,001,885)
                                       ----------    -----------      --------      -------     --------    -----------
Balance--December 31, 1997 .........   $5,107,930    $(2,525,584)     $(53,600)     (15,000)    $(30,000)   $ 2,518,575
                                       ==========    ===========      ========      =======     ========    ===========


                       See notes to financial statements.

                          CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                        February 26, 1996
                                                                                      Year Ended       (Inception) Through
                                                                                     December 31,         December 31,
                                                                                         1997                 1996
                                                                                     ------------      -------------------
Cash flows from operating activities:
 Net loss .....................................................................       $(1,001,885)         $ (718,616)
 Adjustments to reconcile net loss to net cash used in operating activities:
   Depreciation and amortization ..............................................            63,486
   Equity in loss of unconsolidated affiliate and write-down of advances ......           121,115
   Valuation of warrants for consulting .......................................            35,417
   Change in unrealized depreciation of securities ............................           633,802
   Realized gains on securities ...............................................          (184,831)
   Gain on conversion of debt .................................................           (39,804)
   Compensation paid with securities ..........................................           283,432
   Receipt of securities in payment of fees ...................................        (1,583,141)
   Loss on disposal of fixed assets ...........................................            46,286
   Accrued interest ...........................................................            (9,000)
   Changes in:
    Due from broker ...........................................................          (273,131)
    Other assets ..............................................................            (2,000)
    Accounts payable and accrued expenses .....................................           128,251              51,000
    Deferred revenue ..........................................................            74,038
                                                                                      -----------          ----------
      Net cash used in operating activities ...................................        (1,707,965)           (667,616)
                                                                                      -----------          ----------
Cash flows from investing activities:
 Additions to fixed assets ....................................................          (266,811)
 Proceeds from sale of securities .............................................           273,132
 Loans to affiliates ..........................................................          (225,000)
 Repayment of loan from affiliates ............................................            25,000
 Investment in and advances to unconsolidated affiliate .......................                              (186,115)
 Investment in securities .....................................................          (563,950)           (120,464)
 Investment in restricted cash ................................................            (2,334)           (100,000)
                                                                                      -----------          ----------
      Net cash used in investing activities ...................................          (759,963)           (406,579)
                                                                                      -----------          ----------
Cash flows from financing activities:
 Proceeds from the issuance of common stock and preferred stock ...............           924,075           4,034,450
 Cash acquired on recapitalization ............................................                21
 Dividends paid ...............................................................          (575,764)
 Purchase of treasury stock ...................................................           (30,000)
                                                                                      -----------          ----------
      Net cash provided by financing activities ...............................           318,332           4,034,450
                                                                                      -----------          ----------
Net increase (decrease) in cash and cash equivalents ..........................        (2,149,596)          2,960,255
Cash at beginning of period ...................................................         2,960,255
                                                                                      -----------          ----------
Cash and cash equivalents at end of period ....................................       $   810,659          $2,960,255
                                                                                      ===========          ==========
Supplemental disclosures of noncash transactions:
 Acquisition of customer list for common stock ................................                            $  120,000
 Common stock issued to settle debt ...........................................       $    46,343
 Dividends declared but not paid ..............................................       $   229,319

                       See notes to financial statements.

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE A)--The Corporation:

     Capital Growth Holdings, Ltd. (the "Company" or "CGH"), formerly Galt Financial Corporation, was incorporated in the State of Colorado on June 15, 1987. On March 14, 1997, CGH, an inactive company, acquired 100% of the outstanding capital stock of International Capital Growth, Ltd. ("ICG") (a company formed in February 1996), a Delaware corporation and member of the National Association of Securities Dealers, Inc. The acquisition was consummated through an exchange of shares that resulted in the former ICG shareholders receiving control of CGH (see Note B for further discussion). The transaction has been treated as a recapitalization. In connection therewith, ICG's historic capital accounts were retroactively adjusted to reflect the equivalent number of shares issued by CGH in the transaction while ICG's historical accumulated deficit was carried forward. The operations reflect those of ICG from inception. Through December 31, 1996 the Company had been in the development stage and had conducted no revenue producing activities. During the first quarter of 1997 the Company ceased being in the development stage. The Company is developing a financial services firm to pursue business opportunities in the United States and the United Kingdom. In June 1997, after the recapitalization, CGH, a Colorado corporation, was merged into a Delaware corporation, Capital Growth Holdings, Ltd. This transaction resulted in the exchange of no par shares for $.001 par value shares.

     The Company has sustain recurring losses and at December 31, 1997 has an accumulated deficit of $2,525,584 which has been funded by equity financing. The Company has implemented certain cost reductions. However, there is no assurance that profitable operations ultimately can be attained or that additional financing will be available to support ongoing operations. The Company believes that its current resources will enable it to meet its current and anticipated obligations on a timely basis through December 31, 1998.


(NOTE B)--Acquisition:

     As discussed in Note A, the Company acquired 100% of the outstanding capital stock of ICG in a reverse acquisition consummated through a share exchange transaction (the "Share Exchange"). The transaction is a recapitalization for accounting purposes. In accordance with the Share Exchange, the Company issued 18,980,000 shares of its capital stock and 1,625,000 redeemable warrants to the shareholders of ICG in exchange for the outstanding common and convertible preferred shares and warrants of ICG. In addition, warrants to obtain 250,000 shares of Class B common stock issued by ICG to a consultant were exchanged.

     The 18,980,000 shares of capital stock of the Company that were issued in the Share Exchange consisted of (a) 2,549,000 shares of common stock, (b) 11,349,666 shares of Class B common stock, (c) 4,001,334 shares of 5% cumulative convertible Series A preferred stock and (d) 1,080,000 shares of 5% cumulative convertible Series B preferred stock. The warrants consist of 1,625,000 redeemable warrants, each exercisable to purchase one share of common stock at $4.00 per share (subject to adjustment) at any time until October 1999 and 250,000 redeemable warrants, each exercisable to purchase one share of Class B common stock at $2.00 per share (subject to adjustment) at any time, subject to a vesting schedule, until November 1999. The issuance of warrants exercisable at $2.00 per share will result in a charge to operations based on their fair value over the number of months that such consulting services are provided.


(NOTE C)--Summary of Significant Accounting Policies:

     [1]  Principle of consolidation:

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, ICG. All significant intercompany transactions and balances have been eliminated.

     [2]  Furniture, fixtures, equipment and leasehold improvements:

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE C)--Summary of Significant Accounting Policies: (Continued)

     Furniture, fixtures, and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets which range from 3 to 7 years. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the lease, whichever is shorter.

     [3]  Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     [4]  Fair value of financial instruments:

     The carrying value of cash and cash equivalents, due from broker, restricted cash, accounts payable and accrued expenses approximates their fair value because of the short maturity of those instruments. Due to the related party nature of notes receivable and accrued interest, the Company is not reasonably able to determine their fair values.

     [5]  Net loss per common share:

     The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share," in the year ended December 31, 1997 and has retroactively applied the effects thereof for all periods presented. Accordingly, the presentation of per share information includes calculations of basic and dilutive loss per share. The impact on the per share amounts previously reported was not significant.

     Net loss per common share is based on the weighted average number of common shares and Class B common shares outstanding during the year. Common stock equivalents representing options and warrants and convertible securities have not been included as they would be antidilutive. Net loss attributable to common stock was adjusted to reflect cumulative dividends on preferred shares outstanding.

     [6]  Customer list:

     Customer lists are stated at cost and are being amortized over three years.

     [7]  Valuation of securities:

     Securities owned, which are listed on a national securities exchange, are valued at their last reported sales price. Securities which trade over-the-counter are valued at the "bid" price. Securities which do not have a readily ascertainable market value are valued at their estimated fair value as determined by the management. Management considers fair value to be cost unless the value has deteriorated or where later investments have been concluded by a significant outside investor, then the investment is valued at the last per share sales price paid unless circumstances dictate a lower valuation. The values of securities owned by the Company can change substantially because of volatility in the price for such securities, changes in the business prospects of the issuer of the securities, specific events influencing the operations of the issuer of the securities, and various other circumstances outside the security issuer's control. Accordingly, the value of the securities could decline so that a loss would be required to be recognized for the total carrying amount of such securities. Related changes in unrealized appreciation or depreciation are reflected in the statement of operations.

     Included in securities owned at market value and securities not readily marketable are the common shares of two public companies which constitute a significant portion of the company's total assets. These companies are subject to the reporting requirements of the U.S. Securities and Exchange Commission.

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE C)--Summary of Significant Accounting Policies: (Continued)


     The carrying amount of such investments are as follows:


          First American Railways, Inc.                 $377,637

          Worlds Inc.                                    415,000


     Unaudited summarized financial information for the aforementioned investments are as follows:

                         First American Railways, Inc.
                                  (unaudited)

Balance Sheet Data:
                                                               December 31, 1997
                                                               -----------------
Current assets ...............................................    $4,564,230
Non-current assets ...........................................    45,985,228
Current liabilities ..........................................     7,086,375
Non-current liabilities ......................................    41,831,945


Income Statement Data:
                                           For the Twelve       For the Twelve
                                            Months Ended         Months Ended
                                         December 31, 1997     December 31, 1996
                                        -------------------   ------------------
Revenues ...............................    $98,895,867                   --
Gross Profit ...........................      3,145,831                   --
Operating Loss .........................     (4,163,180)          (2,150,300)
Net loss ...............................     (6,969,221)          (2,595,762)


                                  Worlds, Inc.
                        (a development stage enterprise)
                                  (unaudited)

Balance Sheet Data:
                                                               December 31, 1997
                                                               -----------------
Current assets ...............................................    $3,616,542
Non-current assets ...........................................       209,452
Current liabilities ..........................................     1,866,430
Non-current liabilities ......................................     1,968,333

                                                                 For the Period
                                                                 April 8, 1997
Income Statement Data:                                           (inception) to
                                                               December 31, 1997
                                                               -----------------
Net revenues .................................................        $1,420
Gross profit .................................................         1,420
Operating loss before extraordinary item .....................    (6,809,148)
Net loss .....................................................    (6,686,471)



[8]  Investment in and advances to an unconsolidated affiliate:


The Company has a 50% equity interest in an unconsolidated affiliate Capital Growth (Europe) Limited ("CGE"). The investment is recorded using the equity method of accounting. The Company reviews the investment and advances for impairment whenever events or changes in circumstances indicates that the carrying amount of its

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE C)--Summary of Significant Accounting Policies: (Continued)

investment or advances may not be recoverable. A loss in value of the investment or advances is recorded if it is believed that such loss is other than a temporary decline.

[9]  Cash equivalents:

The Company considers all liquid short-term investments with original maturities of three months or less to be cash equivalents.

[10] Revenue recognition:

Consulting and private placement fees are recorded when earned. In addition, the Company earns fees in the form of securities. These securities are valued at market on the date they are earned. Security transactions are recorded on a trade date basis.

[11] Recently issued accounting pronouncements:

The Financial Accounting Standards Board has recently issued Statements of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure," No. 130, "Reporting Comprehensive Income," and No. 131, "Disclosures about Segments of an Enterprise and Related Information." The above pronouncements will not have a significant effect on the information presented in the financial statements.


(NOTE D)--Furniture, Fixtures, Equipment, and Leasehold Improvements:

     At December 31, 1997, fixed assets consist of the following:

    Furniture and fixtures .............................    $ 89,802
    Equipment ..........................................       9,967
    Leasehold improvements (located in Europe) .........     119,506
                                                            --------
                                                             219,275
    Less accumulated depreciation ......................      21,772
                                                            --------
    Net ................................................    $197,503
                                                            ========

(NOTE E)--Stockholders' Equity:

     [1]  Preferred stock:

     Preferred stock may be issued in one or more series at the discretion of the Board of Directors. In establishing a series, the Board of Directors shall fix the number of shares in such series, and the preferences, rights and restrictions thereof.

     On March 14, 1997, the Board of Directors designated 4,365,000 shares of preferred stock as 5% cumulative Series A preferred stock and 1,200,000 shares of preferred stock as 5% cumulative convertible Series B preferred stock.

     The holders of Series A and B preferred stock are entitled to a preferential cumulative dividend which began accruing on October 12, 1996 equal to 5% of the liquidation preference per annum and share equally with the Class B common stock in any dividends declared thereon. The Series A and B have a liquidation preference of $.14 and $.21 per share, respectively.

     On October 12, 1997, each share of the Company's 4,001,334 shares of Series A preferred stock and 1,080,000 shares of Series B preferred stock converted into shares of Class B common stock on a one-for-one basis, at which time the 5% per share annual dividend that accrued thereon ceased to accrue and became due and payable on October 24, 1997, out of funds legally available therefore.

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE E)--Stockholders' Equity: (Continued)

     [2]  Class B common stock:

     The holders of the Class B common stock are entitled to one vote per share. The Class B common stock is junior in priority with respect to dividends to the common stock and automatically converts into common stock on a one-for-one basis on December 31, 1998.

     [3]  Dividend:

     In March 1997, the Board of Directors declared annual dividends of $.225 per share of common stock, for the calendar years ended 1997 and 1998, accruing as of January 1, 1997 payable commencing June 30, 1997 and on a quarterly basis thereafter. The dividend will be paid after payment of any dividends due on all classes of stock with priority over common stock (currently Series A and B preferred stock), subject to any operating restrictions. In addition, the Board of Directors determined that any dividend declared on Class B common stock will be subject to a $.20 per share limitation on annual dividends in 1998.

     [4]  Subscription receivable:

     Subscription receivable represents amounts to be collected by the Company for 382,851 shares of Series A convertible preferred stock converted to Class B common stock on October 12, 1997.

     [5]  Private placement:

     On March 27, 1997 the Company completed a private offering of its common stock at $2.25 per share. The Company issued a total of 549,496 shares of common stock which yielded net proceeds of approximately $922,000. A placement fee of approximately $74,000 was paid to Capital Growth International LLC ("CGI"), an affiliate of the Company (Note H). In connection therewith, the Company agreed to issue warrants to purchase 24,984 shares of common stock as partial compensation to certain nonaffiliated sub-placement agents. Each warrant is exercisable to purchase one share at $4.00 per share (subject to adjustment) through March 2000.

     [6]  Treasury stock:

     In March and May 1997 the Company purchased an aggregate of 15,000 shares of common stock and 12,500 warrants from the original holders at its approximate fair value.

     [7]  Noncash transaction:


     In November 1996, the Company granted 60,000 shares of common stock for a customer list. The Company valued the shares at its fair value of $2.00 per share.


(NOTE F)--Warrants:

     In October 1996 the Company raised $3,250,000 through the sale of units in a private placement. Each unit was sold for $50,000 and consisted of 25,000 shares of common stock and 25,000 redeemable warrants. At December 31, 1997 the Company has 1,612,500 redeemable warrants issued and outstanding. Each redeemable warrant entitles the registered holder to purchase one share of common stock at an initial exercise price of $4.00 per share (subject to adjustment for stock splits, combinations and reclassifications) at any time prior to redemption from October 1996 until October 1999.

     In addition, the Company issued 24,984 redeemable warrants to sub-placement agents in connection with the Company's March private placement. Each warrant is exercisable into common stock at a price of $4.00 per share at any time prior to redemption from March 1997 until March 2000.

     In addition, the Company agreed to issue 250,000 redeemable warrants in exchange for consulting services to be rendered on behalf of the Company. The consulting warrants vest at the rate of 125,000 per annum on a pro

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE F)--Warrants: (Continued)


rata basis based upon the number of months that such consulting services are provided to the Company. Consulting services were provided for a 5 month period and therefore 52,083 warrants were issued. Each consulting warrant is exercisable to purchase one share of Class B common stock at an exercise price of $2.00 per share at any time prior to redemption through November 3, 1999. The issuance has resulted in a charge to operations of $35,417 based on the fair value of the warrant ($.68 per warrant). The fair value of these warrants was estimated using the Black-Scholes pricing model with the following assumptions: interest rate 5.92%, dividend yield of 0%, volatility factor of
 .30 and average expected life of 3 years.

     The above warrants may be redeemed by the Company at $.05 per redeemable warrant subject to certain conditions and the closing bid price of the common stock trades at least $6.00 for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. A summary of the Company's warrants and related information for the year ended December 31, 1997 and for the period February 26, 1996 (inception) through December 31, 1996 is as follows:



                                                 Year Ended         Weighted        February 26, 1996        Weighted
                                                December 31,         Average             through             Average
                                                    1997         Exercise Price     December 31, 1996     Exercise Price
                                               --------------   ----------------   -------------------   ---------------
Outstanding at beginning of period .........      1,875,000          $3.73                      --
Granted or exchanged .......................      1,899,984          $3.74               1,875,000             $3.73
Expired or exchanged .......................     (2,085,417)         $3.57                      --
                                                 ----------                              ---------
Outstanding at end of period ...............      1,689,567          $3.94               1,875,000             $3.73
                                                 ==========                              =========
Exercisable at end of period ...............      1,689,567          $3.94               1,875,000             $3.73
                                                 ==========                              =========
Weighted-average remaining months of
 contractual life at year end ..............             21                                     33


(NOTE G)--Stock Option Plan:

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options. The alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation," requires the use of an option valuation model. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     Pro forma information regarding net loss is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that statement. Had compensation cost for the Company's stock option grants to employees and directors been determined based upon the fair value at the grant date consistent with the methodology prescribed under SFAS 123, the net loss in 1997 and 1996 would have been approximately $(1,218,000) and $(748,000) or $(.08) and $(.06), respectively, for basic and diluted loss per share. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996 interest rates of 5.79%, dividend yields of 0%, volatility factor of expected market price of the Company's common stock of .34, and a weighted-average expected life of the option of 5 years. The fair value of options grant during 1996 was $.88 per share. No options were granted during 1997.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE G)--Stock Option Plan: (Continued)

subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide reliable single measure of the fair value of its employee stock option.

     On January 7, 1997, the Company adopted a stock option plan (the "1997 Plan") for granting of options to purchase up to 1,500,000 shares of Class B common stock, pursuant to which employees, directors and consultants are eligible to receive incentive and/or nonqualified stock options. Options granted under the 1997 Plan are exercisable for a period of up to 10 years from date of grant at an exercise price which is not less than the fair value on date of grant, except that the exercise price of options granted to a stockholder owning more than 10% of the outstanding capital stock may not be less than 110% of the fair value of the common stock at date of grant. In connection with the Share Exchange, ICG option holders exchanged 635,000 options for options under the 1997 Plan.

     A summary of the Company's stock option activity and related information for the year ended December 31, 1997 and for the period February 26, 1996 (inception) through December 31, 1996 is as follows:

                                                                      Year Ended      February 26, 1996
                                                                     December 31,          through
                                                                         1997         December 31, 1996     Exercise Price
                                                                     ------------     -----------------     --------------
Outstanding at beginning of period ..............................       660,000               --                $2.00
Granted or exchanged ............................................       635,000            660,000              $2.00
Expired or exchanged ............................................      (660,000)              --                $2.00
                                                                       --------            -------
Outstanding at end of period ....................................       635,000            660,000              $2.00
                                                                       ========            =======
Exercisable at end of period ....................................       211,667               --                $2.00
                                                                       ========            =======
Weighted-average remaining contractual life at year end .........          8.89               9.89


     At December 31, 1997, 865,000 options were available for grant under the Plan.


(NOTE H)--Related Party Transactions:

     Capital Growth International LLC ("CGI"), a company, owned by certain of the ICG directors, utilizes space at the Company's offices without renumeration. Such space was not considered significant for the year ended December 31, 1997 and for the period from February 26, 1996 (inception) through December 31, 1996.

     In March 1997, an aggregate of $46,343 of notes and accrued interest due to stockholders and former officers were exchanged for 2,906 shares of common stock. The shares were valued at their fair value of $6,539 ($2.25 per share) and a gain of $39,804 was recorded.

     In March 1997, the Company loaned $200,000 to an entity controlled by Messrs. Ronald B. Koenig and Stanley Hollander, two of the Company's directors. The transaction was approved by the independent members of the Board of Directors. The loan is due on March 26, 1998 and bears interest at 6% per annum. At December 31, 1997, $9,000 of interest was accrued on the loan. On March 26, 1998, the note was extended for 90 days.

     On September 15, 1997 the Company loaned $25,000 to CGI which was repaid on October 2, 1997 without interest.

     During the year ended December 31, 1997, the Company paid consulting fees of $99,000 to a stockholder of CGH.

     During the year ended December 31, 1997, the Company paid commissions of $36,000 to CGE.

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE H)--Related Party Transactions: (Continued)

     CGI assigned certain consulting and financial advisory service agreements to the Company for no consideration. In addition, the Company purchased from CGI warrants to acquire common stock in a public company for approximately $14,000.

     (See also Note E[5])

(NOTE I)--Net Capital Requirements:

     ICG is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, be at least the greater of 6 2/3 of aggregate indebtedness or $5,000. At December 31, 1997 ICG had net capital of $1,259,314 which was $1,246,095 in excess of its required net capital.

(NOTE J)--Exemption from Rule 15C3-3:

     ICG is exempt from the reserve requirement of the Securities and Exchange Commission's Rule 15c3-3 pursuant to Section 15c3-3(k)(2)(ii).

(NOTE K)--Commitments:

     [1]  Letter of credit:

     The Company has issued a letter of credit in the amount of $100,000 to secure future rent payments and leasehold improvements at the London office of CGE. The letter of credit is secured by a money market account.

     [2]  Leases:

     The Company is obligated for annual minimum rentals under leases for office space as follows:

               Year Ending
               December 31,
               ------------
                1998                                   $136,000
                1999                                     70,000
                2000                                     64,000
                                                       --------
                                                       $270,000
                                                       ========

     Rent expense was approximately $259,000 and $51,000 for the year ended December 31, 1997 and for the period February 26, 1996 to December 31, 1996, respectively.

     [3]  Retirement plan:

     Effective January 1, 1997, the Company has a 401(k) profit-sharing plan covering all eligible employees as defined in the plan. Contributions are made at the discretion of employees. The Company contributes 50% of the employee's contribution amount to the plan. Pension expense for the year ended December 31, 1997 was approximately $21,000.

(NOTE L)--Provision For Taxes:

     At December 31, 1997, the Company has net operating loss carryforwards available for tax purposes of $1,070,000, expiring in 2012 and capital loss carryforwards of $161,000 expiring in 2001 that may be used to offset future taxable income. The difference between the net loss for financial reporting purposes and the net operating loss for tax purposes is primarily due to unrealized loss on marketable securities and equity in loss of unconsolidated

                         CAPITAL GROWTH HOLDINGS, LTD.
                                 AND SUBSIDIARY

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

(NOTE L)--Provision For Taxes: (Continued)

affiliate not currently deductible for tax purposes. The Company has provided a valuation reserve against the full amount of the net operating loss benefit of $424,000, capital loss benefit of $60,000 and the benefit of $300,000 from temporary differences, since the likelihood of realization cannot be determined.

     The difference between the statutory tax rate of 34% and the Company's effective tax rate of 0% is due to the increase in a valuation allowance of $394,000 and $273,000 in 1997 and 1996.

(NOTE M)--Fourth Quarter Adjustments:

     During the first three quarters of 1997 the Company did not reflect its security portfolio at market value. The effect of such adjustment on each of the first three quarters of 1997 has not yet been determined by the Company.


(NOTE N)--Subsequent Event:

     Through March 28, 1998 market value of one of the securities held by the Company declined by approximately $165,000.

                         CAPITAL GROWTH HOLDINGS, LTD.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 1998
                                  (Unaudited)



ASSETS
------
Cash and cash equivalents ..........................................    $   573,790
Due from broker ....................................................        136,144
Securities owned at market value ...................................        391,274
Securities not readily marketable, at fair value ...................        721,543
Note receivable and accrued interest from affiliate ................        209,000
Restricted cash ....................................................        102,959
Furniture, fixtures, equipment, and leasehold improvements .........        192,574
Customer list ......................................................         70,000
Investment in and advance to unconsolidated affiliate ..............         45,000
Other assets .......................................................              0
                                                                        -----------
                                                                        $ 2,442,284
                                                                        ===========
LIABILITIES
-----------
Accounts payable and accrued expenses ..............................    $   131,700
Dividends payable--preferred stockholders ..........................         38,154
Dividends payable--common stockholders .............................        192,036
Deferred revenue ...................................................         63,942
                                                                        -----------
                                                                            425,832
                                                                        -----------
STOCKHOLDERS' EQUITY
--------------------
Preferred stock--$.001 par value; 20,000,000 shares
 authorized, none issued
Common stock--$.001 par value, 100,000,000 shares
 authorized; 3,398,496 issued. .....................................          3,398
Class B common stock--$.001 par value, 25,000,000 shares authorized;
 16,431,000 shares issued ..........................................         16,431
Additional paid in capital .........................................      5,107,930
Accumulated deficit ................................................     (3,027,707)
Subscriptions receivable ...........................................        (53,600)
Treasury stock (15,000 Shares) .....................................        (30,000)
                                                                        -----------
                                                                          2,016,452
                                                                        -----------
                                                                        $ 2,442,284
                                                                        ===========

                         CAPITAL GROWTH HOLDINGS, LTD.
                            CONDENSED CONSOLIDATED
                           STATEMENTS OF OPERATIONS
                                  (Unaudited)



                                                                          For the Three Months Ended
                                                                      ----------------------------------
                                                                       March 31, 1998     March 31, 1997
                                                                      ----------------   ---------------
Revenues:
 Consulting fees ..................................................     $    51,750        $   274,749
 Private placement fees ...........................................         427,074                  0
 Net Realized and Unrealized gain (loss) on marketable
  and not readily marketable securities ...........................        (200,319)         1,212,474
 Gain on debt settlement ..........................................                             39,804
 Interest income ..................................................           6,241             28,480
                                                                        -----------        -----------
     Total revenue ................................................     $   284,746        $ 1,555,507
                                                                        -----------        -----------
Operating expenses:
 Commission .......................................................               0             25,000
 General and administrative .......................................         574,833            660,260
 Equity in loss of unconsolidated affiliate .......................               0             86,115
 Write-down of advances to unconsolidated affiliate ...............          20,000                  0
                                                                        -----------        -----------
     Total operating expenses .....................................         594,833            771,375
                                                                        -----------        -----------
Income (loss) before taxes ........................................     $  (310,087)           784,132
Provision for taxes ...............................................               0            200,000
                                                                        -----------        -----------
Net income (loss) .................................................     $  (310,087)       $   584,132
Less cumulative preferred dividend of former stockholders .........                             (9,131)
                                                                        -----------        -----------
Net income (loss) attributable to
 Common stockholders ..............................................     $  (310,087)       $   575,001
                                                                        ===========        ===========
Basic (loss) income per share .....................................     $      (.02)       $       .04
                                                                        ===========        ===========
Diluted (loss) income per share ...................................     $      (.02)       $       .03
                                                                        ===========        ===========
Weighted average common shares outstanding--basic
 income per share .................................................      19,814,496         14,018,824
Effect of potential common shares .................................               0          5,714,297
                                                                        -----------        -----------
Weighted average common shares outstanding--diluted
 income per share .................................................      19,814,496         19,733,121
                                                                        ===========        ===========

                         CAPITAL GROWTH HOLDINGS, LTD
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                                 For the Three Months Ended
                                                                              March 31, 1998     March 31, 1997
                                                                             ----------------   ---------------
Cash flows from operating activities:
  Net income (loss) ......................................................       (310,087)            584,132
  Adjustments to reconcile net income (loss) to net cash (used in)
   operating activities:
   Depreciation and amortization .........................................         14,929              15,665
   Equity in loss of unconsolidated affiliate and write-down of
    advances .............................................................         20,000              86,115
   Valuation of warrants for consulting ..................................                             35,417
   Deferred tax expense ..................................................                            200,000
   Gain on debt settlement ...............................................                            (39,804)
   Change in unrealized depreciation of securities .......................        223,299          (1,212,474)
   Realized gain on securities ...........................................        (22,980)
   Gain on conversion of debt ............................................
   Compensation paid with securities .....................................                             25,000
   Receipt of securities in payment of fees ..............................       (187,500)           (327,250)
   Changes in:
    Due from Broker ......................................................        136,987
    Other assets .........................................................          2,000             (20,227)
    Accounts payable and accrued expenses ................................        (47,551)            408,900
    Deferred revenues ....................................................        (10,096)            120,000
                                                                                 --------          ----------
     Net cash (used in) operating activities .............................       (180,999)           (124,526)
                                                                                 --------          ----------
Cash flows from investing activities:
  Additions to fixed assets ..............................................                           (217,280)
  Proceeds from sale of securities .......................................        135,970
  Advances to unconsolidated affiliate ...................................                           (200,000)
  Investment in securities ...............................................                           (550,000)
  Investment in restricted cash ..........................................           (675)
                                                                                 --------          ----------
     Net cash used in investing activities ...............................        135,295            (967,280)
                                                                                 --------          ----------
Cash flows from financing activities:
  Proceeds from the issuance of common stock and preferred stock .........                            968,033
  Dividends paid .........................................................       (191,165)
  Purchase of treasury stock .............................................                             (5,000)
                                                                                 --------          ----------
     Net cash provided by (used in) financing ............................       (191,165)            963,033
                                                                                 --------          ----------
Net (decrease) in cash and cash equivalents ..............................       (236,869)           (128,773)
Cash at beginning of period ..............................................        810,659           3,060,255
                                                                                 --------          ----------
Cash and cash equivalents at end of period ...............................        573,790           2,931,482
                                                                                 ========          ==========

                         CAPITAL GROWTH HOLDINGS, LTD.
                         NOTES TO FINANCIAL STATEMENTS
                                March 31, 1998
                                  (Unaudited)


     (1)  Financial Statement Presentation

     The unaudited financial statements of Capital Growth Holdings, Ltd. (the "Company" or "CGH") have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to present fairly the results of operations for the interim periods presented. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading. The results for the interim periods are not necessarily indicative of the results of the full fiscal year. During the first quarter of 1997 the Company ceased being a development stage company.

     (2)  The Corporation

     Capital Growth Holdings, Ltd., formerly Galt Financial Corporation, was incorporated in the State of Colorado on June 15, 1987. On March 14, 1997, CGH, an inactive company, acquired 100% of the outstanding capital stock of International Capital Growth, Ltd. ("ICG") (a company formed in February 1996), a Delaware corporation and member of the National Association of Securities Dealers, Inc. The acquisition was consummated through an exchange of shares that resulted in the former ICG shareholders receiving control of CGH (see Note B for further discussion). The transaction has been treated as a recapitalization. In connection therewith, ICG's historic capital accounts were retroactively adjusted to reflect the equivalent number of shares issued by CGH in the transaction while ICG's historical accumulated deficit was carried forward. The operations reflect those of ICG from inception. Through December 31, 1996 the Company had been in the development stage and had conducted no revenue producing activities. During the first quarter of 1997 the Company ceased being in the development stage. The Company is developing a financial services firm to pursue business opportunities in the United States and the United Kingdom. In June 1997, after the recapitalization, CGH, a Colorado corporation, was merged into a Delaware corporation, Capital Growth Holdings, Ltd. This transaction resulted in the exchange of no par shares for $.001 per value shares.

     (3)  Acquisition

     As discussed in Note 2 above, the Company acquired 100% of the outstanding capital stock of ICG in a reverse acquisition consummated through a share exchange transaction (the "Share Exchange"). The transaction is a recapitalization for accounting purposes. In accordance with the Share Exchange, the Company issued 18,980,000 shares of its capital stock and 1,625,000 redeemable warrants to the shareholders of ICG in exchange for the outstanding common and convertible preferred shares and warrants of ICG. In addition, warrants to obtain 250,000 shares of Class B common stock issued by ICG to a consultant were exchanged.

     The 18,980,000 shares of capital stock of the Company that were issued in the Share Exchange consisted of (1) 2,549,000 shares of common stock, (b) 11,349,666 shares of Class B common stock, (c) 4,001,334 shares of 5% cumulative convertible Series A preferred stock and (d) 1,080,000 shares of 5% cumulative convertible Series B preferred stock. The warrants consist of 1,625,000 redeemable warrants, each exercisable to purchase one share of common stock at $4.00 per share (subject to adjustment) at any time until October 1999 and 250,000 redeemable warrants, each exercisable to purchase one share of Class B common stock at $2.00 per share (subject to adjustment) at any time, subject to a vesting schedule, until November 1999. The issuance of warrants exercisable at $2.00 per share will result in a charge to operations based on their fair value over the number of months that such consulting services are provided.

     (4)  Principle of consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, ICG. All significant intercompany transactions and balances have been eliminated.

                         CAPITAL GROWTH HOLDINGS, LTD.
                         NOTES TO FINANCIAL STATEMENTS
                                March 31, 1998
                                  (Unaudited)


     (5)  Valuation of Securities

     Securities owned, which are listed on a national securities exchange, are valued at their last reported sales price. Securities which trade over-the-counter are valued at the "bid" price. Securities which do not have a readily ascertainable market value are valued at their estimated fair value as determined by the management. Management considers fair value to be cost unless the value has deteriorated or where later investments have been concluded by a significant outside investor, then the investment is valued at the last per share sales price paid unless circumstances dictate a lower valuation. The values of securities owned by the Company can change substantially because of volatility in the price for such securities, changes in the business prospects of the issuer of the securities, specific events influencing the operations of the issuer of the securities, and various other circumstances outside the security issuer's control. Accordingly, the value of the securities could decline so that a loss would be required to be recognized for the total carrying amount of such securities. Related changes in unrealized appreciation or depreciation are reflected in the statement of operations.

     Included in Securities owned at Market value and securities not readily marketable are the common shares of two public companies which constitute a significant portion of the company's total assets. The companies are subject to the reporting requirements of the U.S. Securities and Exchange Commission.

     The carrying amount of such investments at March 31, 1998 are as follows:

          First American Railways, Inc.                        $388,465

          World's Inc.                                          415,000

     Unaudited summarized financial information for the aforementioned investments are as follows:


                         First American Railways, Inc.
                                  (unaudited)

Balance Sheet Data:



                                                                 March 31, 1998
                                                                 --------------
Current assets ...........................................         $3,401,436
Non-current assets .......................................         45,334,126
Current liabilities ......................................          7,952,842
Non-current liabilities ..................................         41,670,125
Income Statement Data:

                                                  For the Three Months Ended
                                              ---------------------------------
                                              March 31, 1998     March 31, 1997
                                              ----------------   --------------
Revenues .................................    $  521,310                  --
Gross profit (loss) ......................    (2,649,698)                 --
Operating loss ...........................    (4,014,504)          $(733,785)
Net loss .................................    (5,201,817)           (823,048)

                         CAPITAL GROWTH HOLDINGS, LTD.
                         NOTES TO FINANCIAL STATEMENTS
                                March 31, 1998
                                  (Unaudited)


                                  Worlds, Inc.
                        (a development stage enterprise)
                                  (unaudited)




Balance Sheet Data:
                                                                 March 31, 1998
                                                                ----------------
Current assets ..............................................     $2,868,910
Non-current assets ..........................................        155,411
Current liabilities .........................................      1,690,805
Non-current liabilities .....................................      1,937,500

                                                                  For the Three
Income Statement Data:                                            Months Ended
                                                                 March 31, 1998
                                                                ----------------
Net revenues ................................................     $    4,002
Gross profit ................................................          1,401
Operating loss before extraordinary item ....................       (778,851)
                                                                    --------
Net loss ....................................................       (621,715)



     (6)  Dividend

     In March 1997, the Board of Directors declared annual dividends of $.225 per share of common stock, for the calendar years ended 1997 and 1998, accruing as of January 1, 1997 payable commencing June 30, 1997 and on a quarterly basis thereafter. The dividend will be paid after payment of any dividends due on all classes of stock with priority over common stock (currently Series A and B preferred stock), subject to any operating restrictions. In addition, the Board of Directors determined that any dividend declared on Class B common stock will be subject to a $.20 per share limitation on annual dividends in 1998.

     (7)  Revenue Recognition

     Consulting fees and private placement fees are recorded when earned. In addition, the Company earns fees in the form of securities. These securities are valued at market on the date they are earned. Security transactions are recorded on a trade date basis.

     (8)  Investment in and Advances to an Unconsolidated Affiliate

     The Company has a 50% equity interest in an unconsolidated affiliate Capital Growth (Europe) Limited ("CGE"). The investment is recorded using the equity method of accounting. The Company reviews the investment and advances for impairment whenever events or changes in circumstances indicates that the carrying amount of its investment or advances may not be recoverable. A loss in value of the investment or advances is recorded if it is believed that such loss is other than a temporary decline.

     (9)  Net Income (Loss) Per Share of Common Stock

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings Per Share". Statement No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share exclude any dilutive effects of options, warrants and convertible securities. Dilutive earnings per share is very similar to the previously reported fully diluted earnings per share. The Company adopted Statement No. 128 and has retroactively applied the effects thereof for all periods presented. The impact on the per share amounts previously reported was not significant. The effects of potential Common Shares such as warrants, options and Convertible Preferred Stock have not been included as the effect would be antidilutive.

                         CAPITAL GROWTH HOLDINGS, LTD.
                         NOTES TO FINANCIAL STATEMENTS
                                March 31, 1998
                                  (Unaudited)


     (10) Preferred Stock

     The former holders of Series A and B preferred stock were entitled to a preferential cumulative dividend equal to $38,154 in the aggregate, which accrued from October 12, 1996 through October 21, 1997.

     (11) Related Party Transactions

     Capital Growth International LLC ("CGI"), a company, owned by certain of the ICG directors, utilizes space at the Company's offices without remuneration. Such space was not considered significant for the three months ended March 31, 1998 and March 31, 1997.

     In March 1997, an aggregate of $46,343 of notes and accrued interest due to stockholders and former officers were exchanged for 2,906 shares of common stock. The shares were valued at their fair value of $6,539 ($2.25 per share) and a gain of $39,804 was recorded.

     In March 1997, the Company loaned $200,000 to an entity controlled by Messrs. Ronald B. Koenig and Stanley Hollander, two of the Company's directors, officers and principal shareholders. The loan, which was due on March 26, 1998, carried interest at the rate of 6% per annum and was approved by a majority of disinterested directors of the Company. This loan was repaid on April 9, 1998.

     (12) Net Capital Requirements

     ICG is subject to the Securities and Exchange Commission Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, be at least the greater of 6 2/3 of aggregate indebtedness or $5,000. At March 31, 1998 ICG had net capital of $823,529 which was $814,148 in excess of its required net capital.

     (13) Exemption from Rule 15c3-3

     ICG is exempt from the reserve requirement of the Securities and Exchange Commission's Rule 15c3-3 pursuant to Section 15c3-3(k)(2)(ii).

     (14) Commitments

     The Company has issued a letter of credit in the amount of $100,000 to secure future rent payments and leasehold improvements at the London office of CGE. The letter of credit is secured by a money market account.

     (15) Recently issued accounting pronouncements

     The Financial Accounting Standards Board has recently issued Statements of Financial Accounting Standards No. 129, "Disclosure of Information about Capital Structure," No. 130, "Reporting Comprehensive Income," and No. 131, "Disclosures about Segments of an Enterprise and Related Information." The above pronouncements did not have a significant effect on the information presented in the financial statements.

     (16) Income Taxes

     The Company estimates at the end of each interim period the effective rate to be applicable for the full fiscal year. The rate so determined is used to provide for its tax provision for the three months ended March 31, 1998 and March 31, 1997.

     (17) Restatement

     The Company has restated the condensed consolidated statement of operations for the three months ended March 31, 1997 to reflect its security portfolio at market value without provision for discounts at March 31, 1997.

======================================  ========================================

   No dealer, salesperson or other
person has been authorized to give any
information or to make any
representations not contained in this
Prospectus in connection with the offer
made hereby. If given or made, such
information or representation must not
be relied upon as having been                       4,720,980 Shares
authorized by the Company. This
Prospectus does not constitute an offer
of any securities other than the
securities to which it relates or an
offer to any person in any jurisdiction
in which such an offer would be
unlawful. Neither the delivery of this       Capital Growth Holdings, Ltd.
Prospectus nor any sale made hereunder
shall, under any circumstances, create
any implication that there has been no
change in the facts herein set forth
since the date hereof.

  -----------------------------------
           TABLE OF CONTENTS                          Common Stock


                                    Page
                                    ----
Prospectus Summary ................   3
Risk Factors ......................   7
The Company .......................  14
Use of Proceeds ...................  15
Market for Common Equity ..........  15          ----------------------
Dividend Policy ...................  16                PROSPECTUS
Capitalization ....................  16          ----------------------
Selected Financial Data ...........  17
Management's Discussion and
    Analysis and Results of
    Operations ....................  18
Business ..........................  23
Management ........................  27
Certain Transactions ..............  31
Principal Stockholders ............  33
Selling Securityholders ...........  34
Description of Securities .........  40
Plan of Distribution ..............  42
Shares Eligible for Future Sale ...  43
Legal Matters .....................  44
Experts ...........................  44
Additional Information ............  44                        , 1998
Index to Financial Statements ..... F-1



======================================  ========================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.--Indemnification of Directors and Officers

     The Company's Certificate of Incorporation provides for the Company to indemnify all persons permitted by Delaware General Corporation Law to the maximum extent permitted thereby. In addition, the Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. These provisions of the Certificate of Incorporation are contained in Articles TEN and THIRTEEN, which read as follows:

     TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     THIRTEENTH: Except as may otherwise be specifically provided in this Certificate of Incorporation, no provision of this Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all directors and officers of the Corporation and may, in the discretion of the Board of Directors, indemnify any and all other persons whom it shall have power to indemnify under said Section or otherwise under Delaware law, from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the Delaware General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any ByLaw, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

     In addition, the Company has taken out a professional indemnity policy with a limit of liability of $5,000,000. The policy is a claims made and reported policy. Subject to certain exclusions and qualifications, the policy protects directors, officers, and employees from a claim made for an actual or alleged error, omission, negligent act, libel or slander in rendering professional services.

Item 25.--Other Expenses of Issuance and Distribution

     The Company estimates that expenses in connection with the offering described in this Registration Statement will be as follows:

 Securities and Exchange Commission registration fee ...............    $ 3,597
 Printing expenses .................................................    $10,000
 Accounting fees and expenses ......................................    $25,000
 Legal fees and expenses ...........................................    $35,000
 Fees and expenses (including legal fees) for qualifications
   under state securities laws .....................................    $ 5,000
 Miscellaneous .....................................................    $ 2,000
 Total .............................................................    $80,597

     All amounts except the Securities and Exchange Commission registration fee and the NASD filing fee are estimated.

Item 26.--Recent Sales of Unregistered Securities

     During the past three years, the following shares were sold by the Company without registration under the Securities Act:

          (a) On March 14, 1997, the Company acquired 100% of the outstanding capital stock of International Capital Growth, Ltd., a Delaware corporation and member of the NASD in a reverse acquisition consummated through a share exchange transaction (the "Share Exchange") pursuant to Regulation D ("Regulation D") and Regulation S ("Regulation S"), each as promulgated under the Securities Act, to "accredited investors" as that term is defined in Regulation D and to non-"U.S. persons" in an "offshore transaction" as such terms are defined in Regulation S, respectively. In accordance with the terms and conditions of the Share Exchange, the Company issued 18,982,906 shares of its capital stock and 1,875,000 redeemable warrants (the "Exchange Warrants") to the former security holders of ICG, who are "accredited investors" as that term is defined in Regulation D, or non-"U.S. persons" participating in an "offshore transaction" as such terms are defined in Regulation S, in exchange for outstanding securities of ICG, in each case of the same type, term and denomination. The 18,982,906 shares of capital stock of the Company that were issued in the Share Exchange consisted of (i) 2,551,906 shares of Common Stock, par value $.001 per share, (ii) 11,349,666 shares of newly- authorized Class B Common Stock, par value $.001 per share, (iii) 4,001,334 shares of newly- designated 5% Cumulative Convertible Series A Preferred Stock, par value $.001 per share, and (iv) 1,080,000 shares of newly-designated 5% Cumulative Convertible Series B Preferred Stock, par value $.001 per share. The Exchange Warrants consist of 1,625,000 redeemable shares common stock purchase warrants, each exercisable to purchase one share Common Stock, which shares of Common Stock are being registered hereby, at $4.00 per share (subject to adjustment under certain circumstances) at any time until October 1999 or March 2000, as the case may be, and 250,000 redeemable Class B common stock purchase warrants, each exercisable to purchase one share of Class B Common Stock at $2.00 per share (subject to adjustment under certain circumstances) at any time, subject to an vesting schedule, until November 1999.

          (b) On March 27, 1997, the Company completed a private offering (the "March Private Offering") of shares of its Common Stock at $2.25 per share, pursuant to Regulation D and Regulation S, to "accredited investors" as that term is defined in Regulation D and to non- "U.S. persons" in an "offshore transaction" as such terms are defined in Regulation S, respectively. The Company issued 549,496 shares of Common Stock in the March Private Offering, which yielded aggregate gross proceeds of $1,236,366. The Company also issued a total of 24,984 Warrants as partial compensation to certain sub-placement agents in the March Private Offering. Each Warrant is exercisable to purchase one share of Common Stock at $4.00 per share (subject to adjustment) at any time prior to redemption thereof until March 2000. The placement agent in the March Private Offering is an affiliate of the Company.

Item 27.--Exhibits

     (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:


Exhibit No.   Description
------------- ------------------------------------------------------------------
   2.1*       Agreement Concerning the Exchange of Securities of International
              Capital Growth, Ltd. for Securities of Galt Financial Corporation
              dated January 7, 1997
   2.2*       Agreement and Plan of Merger by and between Capital Growth
              Holdings, Ltd., a Colorado corporation, and Capital Growth
              Holdings, Ltd., a Delaware corporation, dated June 10, 1997
   3.1*       Certificate of Incorporation of the Company, as amended
   3.2*       By-Laws of the Company
   4.1*       Form of Common Stock certificate
   4.2*       Form of Redeemable Common Stock Purchase Warrant
   4.3*       Form of Redeemable Class B Common Stock Purchase Warrant
   5.1        Revised Opinion of Orrick, Herrington & Sutcliffe LLP

Exhibit No.   Description
------------- ------------------------------------------------------------------

   10.1*      1997 Stock Option Plan
   10.3*      Lease Agreement, as amended, regarding 660 Steamboat Road,
              Greenwich, CT dated December, 1995
   10.4*      Lease Agreement, as amended, regarding 2425 Olympic Boulevard,
              Santa Monica, CA dated October 21, 1997
   16.1*      Letter, dated March 25, 1997, of Angell & Deering
   21.1*      Subsidiaries of the Company
   23.1       Consent of Richard A. Eisner & Company, LLP
   23.2       Consent of Orrick, Herrington & Sutcliffe LLP (included in
              Exhibit 5.1)
   24.1*      Power of Attorney (included on the signature page II-5 of Part II of this Registration Statement)
   27.1       3-31-1998 Financial Data Schedule
   27.2       12-31-1997 Financial Data Schedule
   27.3       3-31-1997 Restated Financial Data Schedule

----------------
 * Previously filed or incorporated by reference

Item 28.--Undertakings

     The undersigned registrant hereby undertakes to:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

          (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of Prospectus as a new Registration Statement for the securities offered in the Registration Statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 4 to its Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of June, 1998.


                                     Capital Growth Holdings, Ltd.


                                     By: /s/ Ronald B. Koenig
                                         ---------------------
                                         Ronald B. Koenig
                                         President, Chief Executive
                                         Officer and Director
                                         (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




         Signature                           Title                     Date
-------------------------   ------------------------------------   ------------
   /s/ Ronald B. Koenig     President, Chief                       June 11, 1998
-------------------------   Executive Officer and Director
     Ronald B. Koenig       (Principal Executive Officer)


   /s/ Michael S. Jacobs    Senior Vice President, Secretary and   June 11, 1998
-------------------------   Treasurer (Principal Financial and
     Michael S. Jacobs      Accounting Officer)


   /s/ Ronald B. Koenig*    Director                               June 11, 1998
-------------------------
     Stanley Hollander


   /s/ Ronald B. Koenig*    Director                               June 11, 1998
-------------------------
      Alan L. Jacobs


------------
*As attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit No.  Description
------------  ------------------------------------------------------------------
   2.1*       Agreement Concerning the Exchange of Securities of International
              Capital Growth, Ltd. for Securities of Galt Financial Corporation
              dated January 7, 1997
   2.2*       Agreement and Plan of Merger by and between Capital Growth
              Holdings, Ltd., a Colorado corporation, and Capital Growth
              Holdings, Ltd., a Delaware corporation, dated June 10, 1997
   3.1*       Certificate of Incorporation of the Company, as amended
   3.2*       By-Laws of the Company
   4.1*       Form of Common Stock certificate
   4.2*       Form of Redeemable Common Stock Purchase Warrant
   4.3*       Form of Redeemable Class B Common Stock Purchase Warrant
   5.1        Revised Opinion of Orrick, Herrington & Sutcliffe LLP
  10.1*       1997 Stock Option Plan
  10.3*       Lease Agreement, as amended, regarding 660 Steamboat Road,
              Greenwich, CT dated December, 1995
  10.4*       Lease Agreement, as amended, regarding 2425 Olympic Boulevard,
              Santa Monica, CA dated October 21, 1997
  16.1*       Letter, dated March 25, 1997, of Angell & Deering
  21.1*       Subsidiaries of the Company
  23.1        Consent of Richard A. Eisner & Company, LLP
  23.2        Consent of Orrick, Herrington & Sutcliffe LLP (included in
              Exhibit 5.1)
  24.1*       Power of Attorney (included on the signature page II-5 of Part II of this Registration Statement)
  27.1        3-31-1998 Financial Data Schedule
  27.2        12-31-1997 Financial Data Schedule
  27.3        3-31-1997 Restated Financial Data Schedule


----------------
 * Previously filed or incorporated by reference